EXHIBIT 99.C.1

REPUBLIK INDONESIA BUKU I UNDANG-UNDANG TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023

REPUBLIK INDONESIA BUKU I UNDANG-UNDANG TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023

SALINAN PRESIDEN REPUBLIK INDONESIA UNDANG-UNDANG REPUBLIK INDONESIA NOMOR 28 TAHUN 2022 TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023 DENGAN RAHMAT TUHAN YANG MAHA ESA PRESIDEN REPUBLIK INDONESIA, Menimbang a. bahwa Anggaran Pendapatan dan Belanja Negara merupakan wujud dari pengelolaan keuangan negara yang dilaksanakan secara terbuka dan bertanggung jawab untuk sebesar-besarnya kemakmuran rakyat; b. bahwa Anggaran Pendapatan dan Belanja Negara Tahun Anggaran 2023 termuat dalam Undang- Undang tentang Anggaran Pendapatan dan Belanja Negara Tahun Anggaran 2023 yang disusun sesuai dengan kebutuhan penyelenggaraan pemerintahan negara dan kemampuan dalam menghimpun pendapatan negara dalam rangka mendukung terwujudnya perekonomian nasional berdasarkan demokrasi ekonomi dengan prinsip kebersamaan, efisiensi, berkeadilan, berkelanjutan, berwawasan lingkungan, kemandirian, serta dengan menjaga keseimbangan kemajuan dan kesatuan ekonomi nasional; c. bahwa berdasarkan pertimbangan sebagaimana dimaksud dalam huruf a dan huruf b, serta melaksanakan ketentuan Pasal 23 ayat (1) Undang- Undang Dasar Negara Republik Indonesia Tahun 1945, perlu membentuk Undang-Undang tentang Anggaran Pendapatan dan Belanja Negara Tahun Anggaran 2023; Mengingat . . . SK No 156822A

PRESIDEN REPUBLIK INDONESIA Mengingat 1. Pasal 5 ayat (1), Pasal 20, Pasal 23 ayat (1) dan ayat (2), Pasal 31 ayat (4), dan Pasal 33 ayat (1), ayat (2), ayat (3), dan ayat (4) Undang-Undang Dasar Negara Republik Indonesia Tahun 1945; 2. Undang-Undang Nomor 17 Tahun 2003 tentang Keuangan Negara (Lembaran Negara Republik Indonesia Tahun 2003 Nomor 47, Tambahan Lembaran Negara Republik Indonesia Nomor 4286); 3. Undang-Undang Nomor 25 Tahun 2004 tentang Sistem Perencanaan Pembangunan Nasional (Lembaran Negara Republik Indonesia Tahun 2004 Nomor 104, Tambahan Lembaran Negara Republik Indonesia Nomor 4421); 4. Undang-Undang Nomor 17 Tahun 2014 tentang Majelis Permusyawaratan Rakyat, Dewan Perwakilan Rakyat, Dewan Perwakilan Daerah, dan Dewan Perwakilan Rakyat Daerah (Lembaran Negara Republik Indonesia Tahun 2014 Nomor 182, Tambahan Lembaran Negara Republik Indonesia Nomor 5568) sebagaimana telah beberapa kali diubah terakhir dengan Undang-Undang Nomor 13 Tahun 2019 tentang Perubahan Ketiga atas Undang-Undang Nomor 17 Tahun 2014 tentang Majelis Permusyawaratan Rakyat, Dewan Perwakilan Rakyat, Dewan Perwakilan Daerah, dan Dewan Perwakilan Rakyat Daerah (Lembaran Negara Republik Indonesia Tahun 2019 Nomor 181, Tambahan Lembaran Negara Republik Indonesia Nomor 6396); 5. Undang-Undang Nomor 2 Tahun 2020 tentang Penetapan Peraturan Pemerintah Pengganti Undang- Undang Nomor 1 Tahun 2020 tentang Kebijakan Keuangan Negara dan Stabilitas Sistem Keuangan untuk Penanganan Pandemi Corona Virus Disease 2019 (COVID-19) dan/atau Dalam Rangka Menghadapi Ancaman yang Membahayakan Perekonomian Nasional dan/atau Stabilitas Sistem Keuangan Menjadi Undang-Undang (Lembaran Negara Republik Indonesia Tahun 2020 Nomor 134, Tambahan Lembaran Negara Republik Indonesia Nomor 6516); Dengan . . . SK No 156393 A

PRESIDEN REPUBLIK INDONESIA Dengan Persetujuan Bersama DEWAN PERWAKILAN RAKYAT REPUBLIK INDONESIA dan PRESIDEN REPUBLIK INDONESIA MEMUTUSKAN: Menetapkan UNDANG-UNDANG TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023. Pasal 1 Dalam Undang-Undang ini yang dimaksud dengan: 1. Anggaran Pendapatan dan Belanja Negara yang selanjutnya disingkat APBN adalah rencana keuangan tahunan pemerintahan negara yang disetujui oleh Dewan Perwakilan Rakyat. 2. Pendapatan Negara adalah hak Pemerintah Pusat yang diakui sebagai penambah kekayaan bersih yang terdiri atas Penerimaan Perpajakan, Penerimaan Negara Bukan Pajak, dan Penerimaan Hibah. 3. Penerimaan Perpajakan adalah semua penerimaan negara yang terdiri atas pendapatan pajak dalam negeri dan pendapatan pajak perdagangan internasional. 4. Pendapatan Pajak Dalam Negeri adalah semua penerimaan negara yang berasal dari pendapatan pajak penghasilan, pendapatan pajak pertambahan nilai barang dan jasa dan pajak penjualan atas barang mewah, pendapatan pajak bumi dan bangunan, pendapatan cukai, dan pendapatan pajak lainnya. 5. Pendapatan Pajak Perdagangan Internasional adalah semua penerimaan negara yang berasal dari pendapatan bea masuk dan pendapatan bea keluar. 6. Penerimaan . . SK No 156394A

PRESIDEN REPUBLIK INDONESIA—4—6. Penerimaan Negara Bukan Pajak yang selanjutnya disingkat PNBP adalah pungutan yang dibayar oleh orang pribadi atau badan dengan memperoleh manfaat langsung maupun tidak langsung atas layanan atau pemanfaatan sumber daya dan hak yang diperoleh Negara, berdasarkan peraturan perundang-undangan yang menjadi penerimaan Pemerintah Pusat di luar penerimaan perpajakan dan hibah dan dikelola dalam mekanisme anggaran pendapatan dan belanja negara. 7. Penerimaan Hibah adalah semua penerimaan negara baik dalam bentuk devisa dan/atau devisa yang dirupiahkan, rupiah, jasa, dan/atau surat berharga yang diperoleh dari pemberi hibah yang tidak perlu dibayar kembali dan yang tidak mengikat, baik yang berasal dari dalam negeri maupun dari luar negeri. 8. Belanja Negara adalah kewajiban Pemerintah Pusat yang diakui sebagai pengurang nilai kekayaan bersih yang terdiri atas belanja Pemerintah Pusat dan Transfer ke Daerah. 9. Belanja Pemerintah Pusat Menurut Fungsi adalah belanja Pemerintah Pusat yang digunakan untuk menjalankan fungsi pelayanan umum, fungsi pertahanan, fungsi ketertiban dan keamanan, fungsi ekonomi, fungsi perlindungan lingkungan hidup, fungsi perumahan dan fasilitas umum, fungsi kesehatan, fungsi pariwisata, fungsi agama, fungsi pendidikan, dan fungsi perlindungan so sial. 10. Belanja Pemerintah Pusat Menurut Organisasi adalah belanja Pemerintah Pusat yang dialokasikan kepada kementerian negara/lembaga dan Bendahara Umum Negara. 11. Belanja Pemerintah Pusat Menurut Program adalah belanja Pemerintah Pusat yang dialokasikan untuk mencapai hasil (outcome) tertentu pada Bagian Anggaran kementerian negara/lembaga dan Bagian Anggaran Bendahara Umum Negara. 12. Program . . . SK No 156395 A

PRESIDEN REPUBLIK INDONESIA —5—12. Program Pengelolaan Subsidi adalah pemberian dukungan dalam bentuk pengalokasian anggaran kepada perusahaan negara, lembaga pemerintah, atau pihak ketiga berdasarkan peraturan perundang- undangan yang berlaku untuk menyediakan barang atau jasa yang bersifat strategis atau menguasai hajat hidup orang banyak, dan/atau disalurkan langsung kepada penerima manfaat, sesuai kemampuan keuangan negara. 13. Transfer ke Daerah yang selanjutnya disingkat TKD adalah dana yang bersumber dari APBN dan merupakan bagian dari belanja negara yang dialokasikan dan disalurkan kepada daerah untuk dikelola oleh daerah dalam rangka mendanai penyelenggaraan Urusan Pemerintahan yang menjadi kewenangan daerah. 14. Dana Bagi Hasil yang selanjutnya disingkat DBH adalah bagian dari TKD yang dialokasikan berdasarkan persentase atas pendapatan tertentu dalam APBN dan kinerja tertentu, yang dibagikan kepada daerah penghasil dengan tujuan untuk mengurangi ketimpangan fiskal antara Pemerintah dan daerah, serta kepada daerah lain nonpenghasil dalam rangka menanggulangi eksternalitas negatif dan/atau meningkatkan pemerataan dalam satu wilayah. 15. Dana Alokasi Umum yang selanjutnya disingkat DAU adalah bagian dari TKD yang dialokasikan dengan tujuan mengurangi ketimpangan kemampuan keuangan dan layanan publik antardaerah. 16. Dana Alokasi Khusus yang selanjutnya disingkat DAK adalah bagian dari TKD yang dialokasikan dengan tujuan untuk mendanai program, kegiatan, dan/atau kebijakan tertentu yang menjadi prioritas nasional dan membantu operasionalisasi layanan publik, yang penggunaannya telah ditentukan oleh Pemerintah. 17. Dana Otonomi Khusus adalah bagian dari TKD yang dialokasikan kepada daerah tertentu untuk mendanai pelaksanaan otonomi khusus sebagaimana ditetapkan dalam Undang-Undang mengenai otonomi khusus. 18. Dana SK No 156396 A

PRESIDEN REPUBLIK INDONESIA —6—18. Dana Tambahan Infrastruktur Dalam Rangka Otonomi Khusus bagi provinsi-provinsi di wilayah Papua yang selanjutnya disingkat DTI adalah dana tambahan dalam rangka pelaksanaan Otonomi Khusus yang besarnya ditetapkan antara Pemerintah dan Dewan Perwakilan Rakyat dilakukan berdasarkan usulan Provinsi pada setiap tahun anggaran yang ditujukan untuk pendanaan pembangunan infrastruktur perhubungan, energi listrik, air bersih, telekomunikasi, dan sanitasi lingkungan. 19. Dana Keistimewaan Daerah Istimewa Yogyakarta yang selanjutnya disebut Dana Keistimewaan adalah bagian dari TKD yang dialokasikan untuk mendukung urusan keistimewaan Daerah Istimewa Yogyakarta, sebagaimana ditetapkan dalam Undang- Undang mengenai keistimewaan Yogyakarta. 20. Dana Desa adalah bagian dari TKD yang diperun tukkan bagi desa dengan tujuan untuk mendukung pendanaan penyelenggaraan pemerintahan, pelaksanaan pembangunan, pemberdayaan masyarakat, dan kemasyarakatan. 21. Insentif Fiskal adalah dana yang bersumber dari APBN yang diberikan kepada daerah berdasarkan kriteria tertentu berupa perbaikan dan/atau pencapaian kinerja di bidang dapat berupa tata kelola keuangan daerah, pelayanan umum pemerintahan, dan pelayanan dasar yang mendukung kebijakan strategis nasional dan/atau pelaksanaan kebijakan fiskal nasional. 22. Pembiayaan Anggaran adalah setiap penerimaan yang perlu dibayar kembali, penerimaan kembali atas pengeluaran pembiayaan tahun-tahun anggaran sebelumnya, pengeluaran kembali atas penerimaan pembiayaan tahun-tahun anggaran sebelumnya, penggunaan saldo anggaran lebih, dan/atau pengeluaran yang akan diterima kembali, baik pada tahun anggaran yang bersangkutan maupun tahun- tahun anggaran berikutnya. 23. Sisa SK No 156825 A

PRESIDEN REPUBLIK INDONESIA —7—23. Sisa Lebih Pembiayaan Anggaran yang selanjutnya disebut SiLPA adalah selisih lebih antara realisasi pendapatan dan belanja, serta penerimaan dan pengeluaran pembiayaan dalam APBN selama satu periode pelaporan. 24. Saldo Anggaran Lebih yang selanjutnya disingkat SAL adalah akumulasi neto dari SiLPA dan Sisa Kurang Pembiayaan Anggaran tahun-tahun anggaran yang lalu dan tahun anggaran yang bersangkutan setelah ditutup, ditambah/dikurangi dengan koreksi pembukuan. 25. Surat Berharga Negara yang selanjutnya disingkat SBN meliputi surat utang negara dan surat berharga syariah negara. 26. Surat Utang Negara yang selanjutnya disingkat SUN adalah surat berharga berupa surat pengakuan utang dalam mata uang rupiah maupun valuta asing yang dijamin pembayaran bunga dan pokoknya oleh Negara Republik Indonesia sesuai dengan masa berlakunya. 27. Surat Berharga Syariah Negara yang selanjutnya disingkat SBSN atau dapat disebut sukuk negara adalah SBN yang diterbitkan berdasarkan prinsip syariah, sebagai bukti atas bagian penyertaan terhadap aset SBSN, baik dalam mata uang rupiah maupun valuta asing. 28. Barang Milik Negara yang selanjutnya disingkat BMN adalah semua barang yang dibeli atau diperoleh atas beban APBN atau berasal dari perolehan lainnya yang sah. 29. Bantuan Pemerintah Yang Belum Ditetapkan Statusnya yang selanjutnya disingkat BPYBDS adalah bantuan Pemerintah berupa BMN yang berasal dari APBN, yang telah dioperasikan dan/atau digunakan oleh Badan Usaha Milik Negara berdasarkan Berita Acara Serah Terima dan sampai saat ini tercatat pada laporan keuangan kementerian negara/lembaga atau pada Badan Usaha Milik Negara. 30. Penyertaan . . SK No 156398 A

PRESIDEN REPUBLIK INDONESIA —8—30. Penyertaan Modal Negara yang selanjutnya disingkat PMN adalah pemisahan kekayaan negara dari APBN untuk dijadikan sebagai modal Perusahaan Negara dan/atau Perseroan Terbatas lainnya serta Lembaga/Badan Lainnya, yang pengelolaannya dilakukan secara korporasi. 31. Investasi Pemerintah adalah penempatan sejumlah dana dan/atau aset keuangan dalam jangka panjang untuk investasi dalam bentuk saham, surat utang, dan/atau investasi langsung guna memperoleh manfaat ekonomi, dan/atau sosial, dan/atau manfaat lainnya bagi sebesar-besarnya kemakmuran rakyat. 32. Dana Bergulir adalah dana yang dikelola oleh Badan Layanan Umum tertentu untuk dipinjamkan dan digulirkan kepada masyarakat/lembaga dengan tujuan untuk meningkatkan ekonomi rakyat dan tujuan lainnya. 33. Pinjaman Dalam Negeri adalah setiap pinjaman oleh Pemerintah yang diperoleh dari pemberi pinjaman dalam negeri yang harus dibayar kembali dengan persyaratan tertentu, sesuai dengan masa berlakunya. 34. Kewajiban Penjaminan adalah kewajiban yang menjadi beban Pemerintah akibat pemberian jaminan kepada kementerian negara/lembaga, pemerintah daerah, Badan Usaha Milik Negara, Badan Usaha Milik Daerah, dan pelaku usaha dalam program pemulihan ekonomi nasional, dalam hal kementerian negara/lembaga, pemerintah daerah, Badan Usaha Milik Negara, Badan Usaha Milik Daerah, dan pelaku usaha dalam program pemulihan ekonomi nasional, dimaksud tidak dapat memenuhi kewajibannya kepada kreditur dan/atau badan usaha sesuai perjanjian pinjaman atau perjanjian kerja sama. 35. Pinjaman Luar Negeri Neto adalah semua pembiayaan yang berasal dari penarikan pinjaman luar negeri yang terdiri atas pinjaman tunai dan pinjaman kegiatan dikurangi dengan pembayaran cicilan pokok pinjaman luar negeri. 36. Pinjaman . . . SK No 155399 A

PRESIDEN REPUBLIK INDONESIA —9—36. Pinjaman Tunai adalah pinjaman luar negeri dalam bentuk devisa dan/atau rupiah yang digunakan untuk pembiayaan defisit APBN dan pengelolaan portofolio utang. 37. Pinjaman Kegiatan adalah pinjaman luar negeri yang digunakan untuk pembiayaan kegiatan tertentu kementerian negara/lembaga, pinjaman yang diteruspinjamkan kepada pemerintah daerah dan/atau Badan Usaha Milik Negara, dan pinjaman yang diterushibahkan kepada pemerintah daerah. 38. Pemberian Pinjaman adalah pinjaman Pemerintah Pusat kepada pemerintah daerah, Badan Usaha Milik Negara, Lembaga, dan/atau badan lainnya yang harus dibayar kembali dengan ketentuan dan persyaratan tertentu. 39. Anggaran Pendidikan adalah alokasi anggaran pendidikan melalui kementerian negara/lembaga dan nonkementerian negara/lembaga, alokasi anggaran pendidikan melalui transfer ke daerah, dan alokasi anggaran pendidikan melalui pengeluaran pembiayaan, termasuk gaji pendidik, untuk membiayai penyelenggaraan pendidikan dan pelatihan yang menjadi tanggung jawab Pemerintah, tetapi tidak termasuk anggaran pendidikan kedinasan. 40. Persentase Anggaran Pendidikan adalah perbandingan alokasi anggaran pendidikan terhadap total anggaran belanja negara pada saat Undang- Undang mengenai APBN ditetapkan. 41. Tahun Anggaran 2023 adalah masa 1 (satu) tahun terhitung mulai dari tanggal 1 Januari 2023 sampai dengan tanggal 31 Desember 2023. Pasal 2 APBN terdiri atas anggaran Pendapatan Negara, anggaran Belanja Negara, dan Pembiayaan Anggaran. Pasal 3 . . . SK No 156400A

PRESIDEN REPUBLIK INDONESIA—10—Pasal 3 Anggaran Pendapatan Negara Tahun Anggaran 2023 direncanakan sebesar Rp2.463.024.911.395.000,00 (dua kuadriliun empat ratus enam puluh tiga triliun dua puluh empat miliar sembilan ratus sebelas juta tiga ratus sembilan puluh lima ribu rupiah), yang diperoleh dari sumber: a. Penerimaan Perpajakan; b. PNBP; dan c. Penerimaan Hibah. Pasal 4 (1) Penerimaan Perpajakan sebagaimana dimaksud dalam Pasal 3 huruf a direncanakan sebesar Rp2.021.223.677.000.000,00 (dua kuadriliun dua puluh satu triliun dua ratus dua puluh tiga miliar enam ratus tujuh puluh tujuh juta rupiah), terdiri atas: a. Pendapatan Pajak Dalam Negeri; dan b. Pendapatan Pajak Perdagangan Internasional. (2) Pendapatan Pajak Dalam Negeri sebagaimana dimaksud pada ayat (1) huruf a direncanakan sebesar Rp 1.963.482.528.000.000,00(satu kuadriliun sembilan ratus enam puluh tiga triliun empat ratus delapan puluh dua miliar lima ratus dua puluh delapan juta rupiah), terdiri atas: a. pendapatan pajak penghasilan; b. pendapatan pajak pertambahan nilai barang dan jasa dan pajak penjualan atas barang mewah; c. pendapatan pajak bumi dan bangunan; d. pendapatan cukai; dan e. pendapatan pajak lainnya. (3) Pendapatan pajak penghasilan sebagaimana dimaksud pada ayat (2) huruf a direncanakan sebesar Rp935.068.625.696.000,00 (sembilan ratus tiga puluh lima triliun enam puluh delapan miliar enam ratus dua puluh lima juta enam ratus sembilan puluh enam ribu rupiah) yang di dalamnya termasuk pajak penghasilan ditanggung Pemerintah atas: a. komoditas . . . SK No 156401A

PRESIDEN REPUBLIK INDONESIA—11—a. komoditas panas bumi sebesar Rp2.810.100.000.000,00 (dua triliun delapan ratus sepuluh miliar seratus juta rupiah) yang pelaksanaannya diatur dengan Peraturan Menteri Keuangan; b. bunga, imbal hasil, dan penghasilan pihak ketiga atas jasa yang diberikan kepada Pemerintah atau pihak lain yang mendapat penugasan sesuai dengan ketentuan peraturan perundang- undangan dalam rangka penerbitan dan/atau pembelian kembali SBN di pasar internasional, tetapi tidak termasuk jasa konsultan hukum lokal, sebesar Rp5.076.940.000.000,00 (lima triliun tujuh puluh enam miliar sembilan ratus empat puluh juta rupiah) yang pelaksanaannya diatur dengan Peraturan Menteri Keuangan; dan c. penghasilan dari penghapusan secara mutlak piutang negara nonpokok yang bersumber dari Pemberian Pinjaman, Rekening Dana Investasi, dan Rekening Pembangunan Daerah yang diterima oleh Perusahaan Daerah Air Minum sebesar Rp 129.621.000,00 (seratus dua puluh sembilan juta enam ratus dua puluh satu ribu rupiah) yang pelaksanaannya diatur dengan Peraturan Menteri Keuangan. (4) Pendapatan pajak pertambahan nilai barang dan jasa dan pajak penjualan atas barang mewah sebagaimana dimaksud pada ayat (2) huruf b direncanakan sebesar Rp742.953.614.644.000,00 (tujuh ratus empat puluh dua triliun sembilan ratus lima puluh tiga miliar enam ratus empat belas juta enam ratus empat puluh empat ribu rupiah). (5) Pendapatan pajak bumi dan bangunan sebagaimana dimaksud pada ayat (2) huruf c direncanakan sebesar Rp31.311.018.008.000,00 (tiga puluh satu triliun tiga ratus sebelas miliar delapan belas juta delapan ribu rupiah). (6) Pendapatan cukai sebagaimana dimaksud pada ayat (2) huruf d direncanakan sebesar Rp245.449.751.000.000,00 (dua ratus empat puluh lima triliun empat ratus empat puluh sembilan miliar tujuh ratus lima puluh satu juta rupiah). (7) Pendapatan . . . SK No 156402A

PRESIDEN REPUBLIK INDONESIA —12—(7) Pendapatan pajak lainnya sebagaimana dimaksud pada ayat (2) huruf e direncanakan sebesar Rp8.699.518.652.000,00 (delapan triliun enam ratus sembilan puluh sembilan miliar lima ratus delapan belas juta enam ratus lima puluh dua ribu rupiah). (8) Pendapatan Pajak Perdagangan Internasional sebagaimana dimaksud pada ayat (1) huruf b direncanakan sebesar Rp57.741.149.000.000,00 (lima puluh tujuh triliun tujuh ratus empat puluh satu miliar seratus empat puluh sembilan juta rupiah), terdiri atas: a. pendapatan bea masuk; dan b. pendapatan bea keluar. (9) Pendapatan bea masuk sebagaimana dimaksud pada ayat (8) huruf a direncanakan sebesar Rp47.528.459.000.000,00 (empat puluh tujuh triliun lima ratus dua puluh delapan miliar empat ratus lima puluh sembilan juta rupiah). (10) Pendapatan bea keluar sebagaimana dimaksud pada ayat (8) huruf b direncanakan sebesar Rp 10.212.690.000.000,00 (sepuluh triliun dua ratus dua belas miliar enam ratus sembilan puluh juta rupiah). (11) Ketentuan lebih lanjut mengenai rincian Penerimaan Perpajakan Tahun Anggaran 2023 sebagaimana dimaksud pada ayat (2) dan ayat (8) diatur dalam Peraturan Presiden. Pasal 5 (1) PNBP sebagaimana dimaksud dalam Pasal 3 huruf b direncanakan sebesar Rp441.391.807.395.000,00 (empat ratus empat puluh satu triliun tiga ratus sembilan puluh satu miliar delapan ratus tujuh juta tiga ratus sembilan puluh lima ribu rupiah), terdiri atas: a. pendapatan sumber daya alam; b. pendapatan dari Kekayaan Negara Dipisahkan; c. pendapatan . . SK No 156877 A

PRESIDEN REPUBLIK INDONESIA —13—c. pendapatan PNBP lainnya; dan d. pendapatan Badan Layanan Umum. (2) Pendapatan sumber daya alam sebagaimana dimaksud pada ayat (1) huruf a direncanakan sebesar Rp 195.975.378.672.000,00 (seratus sembilan puluh lima triliun sembilan ratus tujuh puluh lima miliar tiga ratus tujuh puluh delapan juta enam ratus tujuh puluh dua ribu rupiah), terdiri atas: a. pendapatan sumber daya alam minyak bumi dan gas bumi; dan b. pendapatan sumber daya alam nonminyak bumi dan gas bumi. (3) Pendapatan dari Kekayaan Negara Dipisahkan sebagaimana dimaksud pada ayat (1) huruf b direncanakan sebesar Rp49.100.000.000.000,00 (empat puluh sembilan triliun seratus miliar rupiah). (4) Pendapatan PNBP lainnya sebagaimana dimaksud pada ayat (1) huruf c direncanakan sebesar Rpl 13.300.035.111.000,00 (seratus tiga belas triliun tiga ratus miliar tiga puluh lima juta seratus sebelas ribu rupiah). (5) Pendapatan Badan Layanan Umum sebagaimana dimaksud pada ayat (1) huruf d direncanakan sebesar Rp83.016.393.612.000,00 (delapan puluh tiga triliun enam belas miliar tiga ratus sembilan puluh tiga juta enam ratus dua belas ribu rupiah). (6) Ketentuan lebih lanjut mengenai rincian PNBP Tahun Anggaran 2023 sebagaimana dimaksud pada ayat (2), ayat (3), ayat (4), dan ayat (5) diatur dalam Peraturan Presiden. Pasal 6 Penerimaan Hibah sebagaimana dimaksud dalam Pasal 3 huruf c direncanakan sebesar Rp409.427.000.000,00 (empat ratus sembilan miliar empat ratus dua puluh tujuh juta rupiah). Pasal 7 SK No 156404A

PRESIDEN REPUBLIK INDONESIA —14—Pasal 7 Anggaran Belanja Negara Tahun Anggaran 2023 direncanakan sebesar Rp3.061.176.344.456.000,00 (tiga kuadriliun enam puluh satu triliun seratus tujuh puluh enam miliar tiga ratus empat puluh empat juta empat ratus lima puluh enam ribu rupiah), terdiri atas: a. anggaran Belanja Pemerintah Pusat; dan b. anggaran TKD. Pasal 8 (1) Anggaran Belanja Pemerintah Pusat sebagaimana dimaksud dalam Pasal 7 huruf a direncanakan sebesar Rp2.246.457.850.414.000,00 (dua kuadriliun dua ratus empat puluh enam triliun empat ratus lima puluh tujuh miliar delapan ratus lima puluh juta empat ratus empat belas ribu rupiah). (2) Anggaran Belanja Pemerintah Pusat sebagaimana dimaksud pada ayat (1) dikelompokkan atas: a. Belanja Pemerintah Pusat Menurut Fungsi; b. Belanja Pemerintah Pusat Menurut Organisasi; dan c. Belanja Pemerintah Pusat Menurut Program. (3) Pelaksanaan Belanja Pemerintah Pusat sebagaimana dimaksud pada ayat (1) dan ayat (2) berorientasi pada keluaran (output) dan hasil (outcome), untuk meningkatkan kesejahteraan rakyat. (4) Ketentuan lebih lanjut mengenai rincian anggaran Belanja Pemerintah Pusat Menurut Fungsi, Organisasi, dan Program sebagaimana dimaksud pada ayat (2), diatur dalam Peraturan Presiden. Pasal 9 (1) Anggaran TKD sebagaimana dimaksud dalam Pasal 7 huruf b direncanakan sebesar Rp814.718.494.042.000,00 (delapan ratus empat belas triliun tujuh ratus delapan belas miliar empat ratus sembilan puluh empat juta empat puluh dua ribu rupiah). (2) TKD . . . SK No 155447A

PRESIDEN REPUBLIK INDONESIA —15—(2) TKD sebagaimana dimaksud pada ayat (1) terdiri atas: a. DBH; b. DAU; c. DAK; d. Dana Otonomi Khusus; e. Dana Keistimewaan; dan f. Dana Desa. (3) Anggaran TKD sebagaimana dimaksud pada ayat (1) termasuk alokasi untuk Insentif Fiskal. (4) Ketentuan mengenai rincian anggaran TKD sebagaimana dimaksud pada ayat (1) diatur dalam Peraturan Presiden. Pasal 10 (1) DBH sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf a direncanakan sebesar Rpl36.259.972.888.000,00 (seratus tiga puluh enam triliun dua ratus lima puluh sembilan miliar sembilan ratus tujuh puluh dua juta delapan ratus delapan puluh delapan ribu rupiah), yang terdiri atas: a. DBH Tahun Anggaran berjalan sebesar Rpl58.978.872.888.000,00 (seratus lima puluh delapan triliun sembilan ratus tujuh puluh delapan miliar delapan ratus tujuh puluh dua juta delapan ratus delapan puluh delapan ribu rupiah), terdiri atas: 1. DBH Pajak sebesar Rp63.233.820.902.000,00 (enam puluh tiga triliun dua ratus tiga puluh tiga miliar delapan ratus dua puluh juta sembilan ratus dua ribu rupiah); dan 2. DBH sumber daya alam sebesar Rp95.745.051.986.000,00 (sembilan puluh lima triliun tujuh ratus empat puluh lima miliar lima puluh satu juta sembilan ratus delapan puluh enam ribu rupiah); b. Kurang . . . SK No 156407A

PRESIDEN REPUBLIK INDONESIA —16—b. Kurang Bayar DBH sebesar Rp2.281.100.000.000,00 (dua triliun dua ratus delapan puluh satu miliar seratus juta rupiah); dan c. Penyesuaian DBH sebesar Rp25.000.000.000.000,00 (dua puluh lima triliun rupiah). (2) DBH Pajak sebagaimana dimaksud pada ayat (1) huruf a angka 1 terdiri atas: a. Pajak Bumi dan Bangunan; b. Pajak Penghasilan Pasal 21, Pasal 25, dan Pasal 29 Wajib Pajak Orang Pribadi Dalam Negeri; dan c. Cukai Hasil Tembakau. DBH sumber daya alam sebagaimana dimaksud pada ayat (1) huruf a angka 2 terdiri atas: a. minyak bumi dan gas bumi; b. mineral dan batubara; c. kehutanan; d. perikanan; e. panas bumi; dan f. perkebunan sawit. DBH Pajak Bumi dan Bangunan sebagaimana dimaksud pada ayat (2) huruf a dapat memperhitungkan biaya operasional yang diatur dengan Peraturan Menteri Keuangan. (5) Alokasi DBH ditetapkan berdasarkan realisasi penerimaan negara sampai dengan akhir Tahun Anggaran 2022 dan sesuai dengan ketentuan peraturan perundang-undangan dengan memperhatikan kemampuan keuangan negara. (6) Alokasi DBH sebagaimana dimaksud pada ayat (5) terdiri atas alokasi formula dan alokasi kinerja. (7) Dalam rangka menjalankan fungsi pengelolaan APBN dan untuk menjaga keseimbangan fiskal an tar daerah, Pemerintah dapat menetapkan bobot untuk alokasi formula dan alokasi kinerja sebagaimana dimaksud pada ayat (6). (8) Dalam . . . SK No 156408A

PRESIDEN REPUBLIK INDONESIA —17—(8) Dalam rangka mempercepat penyelesaian Kurang Bayar DBH sampai dengan Tahun Anggaran 2022, Menteri Keuangan dapat menetapkan alokasi sementara Kurang Bayar DBH sampai dengan Tahun Anggaran 2022 dan/atau dapat menggunakan alokasi DBH tahun anggaran berjalan. (9) DBH Kehutanan sebagaimana dimaksud pada ayat (3) huruf c, khusus Dana Reboisasi yang sebelumnya disalurkan ke kabupaten/kota penghasil, disalurkan ke provinsi penghasil dan digunakan untuk membiayai kegiatan, terdiri atas: a. rehabilitasi di luar kawasan sesuai kewenangan provinsi; b. rehabilitasi hutan dan lahan sesuai kewenangan provinsi; c. pembangunan dan pengelolaan hasil hutan kayu, hasil hutan bukan kayu dan/atau jasa lingkungan dalam kawasan; d. pemberdayaan masyarakat dan perhutanan sosial; e. operasionalisasi Kesatuan Pengelolaan Hutan; f. pengendalian kebakaran hutan dan lahan; g. pelindungan dan pengamanan hutan; h. pengembangan perbenihan tanaman hutan; i. penyuluhan kehutanan; dan/atau j. strategis lainnya yang ditetapkan oleh Pemerintah. (10) Penggunaan DBH Cukai Hasil Tembakau sebagaimana dimaksud pada ayat (2) huruf c, DBH Minyak Bumi dan Gas Bumi sebagaimana dimaksud pada ayat (3) huruf a dan DBH Kehutanan sebagaimana dimaksud pada ayat (3) huruf c, diatur sebagai berikut: a. Penerimaan DBH Cukai Hasil Tembakau, baik bagian provinsi maupun bagian kabupaten/kota dialokasikan untuk mendanai program sebagaimana diatur dalam ketentuan peraturan perundang-undangan mengenai cukai, dengan prioritas pada bidang kesehatan untuk mendukung program jaminan kesehatan nasional terutama peningkatan kuantitas dan kualitas layanan kesehatan dan pemulihan perekonomian di daerah; b. Penerimaan . SK No 156409A

PRESIDEN REPUBLIK INDONESIA —18—b. Penerimaan DBH Minyak Bumi dan Gas Bumi, baik bagian provinsi maupun bagian kabupaten/kota digunakan sesuai kebutuhan dan prioritas daerah, kecuali tambahan DBH Minyak Bumi dan Gas Bumi untuk Provinsi Papua Barat dan Provinsi Aceh digunakan sesuai dengan ketentuan peraturan perundang- undangan; dan c. Sisa DBH Kehutanan dari Dana Reboisasi yang merupakan bagian kabupaten/kota, baik yang disalurkan pada tahun 2016 maupun tahun- tahun sebelumnya yang masih terdapat di kas daerah dapat digunakan oleh organisasi perangkat daerah yang ditunjuk oleh bupati/wali kota untuk: 1. pembangunan dan pengelolaan taman hutan raya; 2. pencegahan dan penanggulangan kebakaran hutan dan lahan; 3. penanganan pasca kebakaran hutan dan lahan di taman hutan raya; 4. penanaman daerah aliran sungai kritis, penanaman pada kawasan perlindungan setempat, dan pembuatan bangunan konservasi tanah dan air; 5. pembangunan dan pengelolaan Ruang Terbuka Hijau; 6. penyuluhan lingkungan hidup; 7. konservasi sumber daya alam hayati dan ekosistemnya; 8. pengelolaan keanekaragaman hayati; dan/atau 9. kegiatan strategis lainnya yang ditetapkan oleh Pemerintah. (11) Dalam hal realisasi penerimaan negara yang dibagihasilkan melebihi pagu penerimaan yang dianggarkan dalam tahun 2023, Pemerintah menyalurkan DBH berdasarkan realisasi penerimaan tahun berjalan sesuai dengan kemampuan keuangan negara. (12) Tata SK No 156410A

PRESIDEN REPUBLIK INDONESIA —19—(12) Tata cara percepatan penyelesaian Kurang Bayar DBH sebagaimana dimaksud pada ayat (8) dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. (13) Ketentuan lebih lanjut mengenai pedoman penggunaan, penyaluran, pemantauan dan evaluasi DBH perkebunan sawit sebagaimana dimaksud pada ayat (3) huruf f diatur dengan Peraturan Menteri Keuangan, setelah berkoordinasi dengan kementerian negara/lembaga terkait. (14) Ketentuan lebih lanjut mengenai pedoman teknis atas penggunaan DBH Kehutanan dari Dana Reboisasi sebagaimana dimaksud pada ayat (9) dan penggunaan sisa DBH Kehutanan dari Dana Reboisasi sebagaimana dimaksud pada ayat (10) huruf c diatur dengan Peraturan Menteri Keuangan setelah berkoordinasi dengan Menteri yang menyelenggarakan urusan pemerintahan di bidang kehutanan. (15) Ketentuan lebih lanjut mengenai DBH Cukai Hasil Tembakau sebagaimana dimaksud pada ayat (10) huruf a diatur dengan Peraturan Menteri Keuangan. Pasal 11 (1) DAU sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf b, direncanakan sebesar Rp396.000.000.000.000,00 (tiga ratus sembilan puluh enam triliun rupiah). (2) DAU sebagaimana dimaksud pada ayat (1) dapat disesuaikan sesuai dengan kebijakan yang ditetapkan oleh Pemerintah. (3) Proporsi DAU antara provinsi dan kabupaten/kota ditetapkan dengan imbangan 14,1% (empat belas koma satu persen) dan 85,9% (delapan puluh lima koma sembilan persen) dengan mempertimbangkan kebutuhan pendanaan dalam rangka pelaksanaan Urusan Pemerintahan yang menjadi kewenangan daerah provinsi dan kabupaten/kota. (4) DAU untuk tiap-tiap daerah dialokasikan berdasarkan celah fiskal. (5) Celah. . . SK No 156411A

PRESIDEN REPUBLIK INDONESIA —20—(5) Celah fiskal sebagaimana dimaksud pada ayat (4) dihitung sebagai selisih antara kebutuhan fiskal Daerah dan potensi pendapatan daerah. (6) Kebutuhan fiskal daerah sebagaimana dimaksud pada ayat (5) merupakan kebutuhan pendanaan daerah dalam rangka penyelenggaraan Urusan Pemerintahan yang menjadi kewenangan daerah. (7) Potensi pendapatan daerah sebagaimana dimaksud pada ayat (5) merupakan penjumlahan dari potensi PAD, alokasi DBH, dan alokasi DAK nonfisik. (8) Alokasi DAU per daerah dilakukan penyesuaian secara proporsional dengan memperhatikan alokasi DAU per daerah tahun sebelumnya. (9) Alokasi DAU untuk setiap daerah terdiri atas bagian DAU yang tidak ditentukan penggunaannya dan bagian DAU yang ditentukan penggunaannya. (10) Bagian DAU yang ditentukan penggunaannya untuk Urusan Pemerintahan di bidang pendidikan, kesehatan, dan pekerjaan umum pada daerah provinsi dan daerah kabupaten/kota, dihitung berdasarkan capaian kinerja daerah dalam memenuhi target standar pelayanan minimal pada tiap-tiap Urusan Pemerintahan Daerah sesuai dengan ketentuan peraturan perundang-undangan. (11) Sebagian Alokasi DAU provinsi di wilayah Papua untuk bidang pendidikan dialihkan kepada kabupaten/ kota diwilayahnya masing-masing sebagai tindak lanjut dari pengalihan kewenangan pengelolaan Pendidikan Menengah dari provinsi kepada kabupaten/kota sesuai ketentuan peraturan perundang-undangan yang mengatur mengenai kewenangan dan kelembagaan pelaksanaan kebijakan otonomi khusus Provinsi Papua. (12) Dalam hal data capaian kinerja daerah dalam memenuhi target standar pelayanan minimal belum tersedia, bagian DAU yang ditentukan penggunaannya dihitung berdasarkan data indikator yang mencerminkan tingkat kinerja daerah untuk tiap-tiap Urusan Pemerintahan Daerah. (13) Ketentuan . . . SK No 156412A

PRESIDEN REPUBLIK INDONESIA —21—(13) Ketentuan mengenai indikator yang mencerminkan tingkat kinerja daerah dan petunjuk teknis bagian DAU yang ditentukan penggunaannya diatur lebih lanjut dengan Peraturan Menteri Keuangan setelah berkoordinasi dengan kementerian negara/lembaga. Pasal 12 (1) DAK sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf c direncanakan sebesar Rp 185.797.257.584.000,00 (seratus delapan puluh lima triliun tujuh ratus sembilan puluh tujuh miliar dua ratus lima puluh tujuh juta lima ratus delapan puluh empat ribu rupiah), terdiri atas: a. DAK fisik; b. DAK nonfisik; dan c. Hibah kepada daerah. (2) Pengalokasian DAK fisik sebagaimana dimaksud pada ayat (1) huruf a ditetapkan berdasarkan usulan pemerintah daerah dan/atau aspirasi anggota Dewan Perwakilan Rakyat dalam memperjuangkan program pembangunan daerah dengan memperhatikan prioritas nasional, kemampuan keuangan negara, kapasitas fiskal daerah dan kinerja daerah, serta tata kelola keuangan negara yang baik. (3) Pengelolaan DAK Fisik sebagaimana dimaksud pada ayat (1) huruf a dilaksanakan dengan mengimplementasikan kebijakan afirmatif. (4) DAK fisik sebagaimana dimaksud pada ayat (1) huruf a direncanakan sebesar Rp53.422.463.835.000,00 (lima puluh tiga triliun empat ratus dua puluh dua miliar empat ratus enam puluh tiga juta delapan ratus tiga puluh lima ribu rupiah), terdiri atas: a. bidang pendidikan sebesar Rpl5.820.300.000.000,00 (lima belas triliun delapan ratus dua puluh miliar tiga ratus juta rupiah); b. bidang kesehatan sebesar Rp 13.400.000.000.000,00 (tiga belas triliun empat ratus miliar rupiah); c. bidang . . . SK No 156413 A

PRESIDEN REPUBLIK INDONESIA —22—c. bidang perumahan dan permukiman sebesar Rp 160.651.813.000,00 (seratus enam puluh miliar enam ratus lima puluh satu juta delapan ratus tiga belas ribu rupiah); d. bidang industri kecil dan menengah sebesar Rp450.000.000.000,00 (empat ratus lima puluh miliar rupiah); e. bidang usaha mikro, kecil, dan menengah sebesar Rp 100.000.000.000,00 (seratus miliar rupiah); f. bidang pertanian sebesar Rp2.363.652.413.000,00 (dua triliun tiga ratus enam puluh tiga miliar enam ratus lima puluh dua juta empat ratus tiga belas ribu rupiah); g. bidang kelautan dan perikanan sebesar Rpl.234.900.000.000,00 (satu triliun dua ratus tiga puluh empat miliar sembilan ratus juta rupiah); h. bidang pariwisata sebesar Rp450.000.000.000,00 (empat ratus lima puluh miliar rupiah); i. bidang jalan sebesar Rpl2.617.759.056.000,00 (dua belas triliun enam ratus tujuh belas miliar tujuh ratus lima puluh sembilan juta lima puluh enam ribu rupiah); j. bidang air minum sebesar Rpl.951.800.000.000,00 (satu triliun sembilan ratus lima puluh satu miliar delapan ratus juta rupiah); k. bidang sanitasi sebesar Rpl.569.500.000.000,00 (satu triliun lima ratus enam puluh sembilan miliar lima ratus juta rupiah); l. bidang irigasi sebesar Rpl.688.944.553.000,00 (satu triliun enam ratus delapan puluh delapan miliar sembilan ratus empat puluh empat juta lima ratus lima puluh tiga ribu rupiah); m. bidang lingkungan hidup sebesar Rpl54.956.000.000,00 (seratus lima puluh empat miliar sembilan ratus lima puluh enam juta rupiah); n. bidang . . . SK No 156414A

PRESIDEN REPUBLIK INDONESIA—23—n. bidang kehutanan sebesar Rp32.000.000.000,00 (tiga puluh dua miliar rupiah); o. bidang perdagangan sebesar Rp 150.000.000.000,00 (seratus lima puluh miliar rupiah); p. bidang transportasi perdesaan sebesar Rp750.000.000.000,00 (tujuh ratus lima puluh miliar rupiah); q. bidang transportasi perairan sebesar Rp440.000.000.000,00 (empat ratus empat puluh miliar rupiah); dan r. bidang infrastruktur energi terbarukan sebesar Rp88.000.000.000,00 (delapan puluh delapan miliar rupiah). (5) DAK fisik bersifat tematik dan lintas bidang digunakan untuk mendorong percepatan penyediaan infrastruktur pelayanan dasar guna mendukung: a. peningkatan kualitas sumber daya manusia; b. konektivitas daerah; c. pemulihan ekonomi dan pembangunan infrastruktur, terdiri atas 3 (tiga) tematik berupa: 1. penguatan destinasi pariwisata prioritas; 2. penanganan kawasan kumuh; dan 3. peningkatan konektivitas dan elektrifikasi untuk pembangunan inklusif di daerah afirmasi; dan d. ketahanan pangan, terdiri atas 2 (dua) tematik berupa: 1. pengembangan food estate; dan 2. penguatan kawasan sentra produksi pangan sektor pertanian, perikanan, dan hewani. (6) Dalam rangka menjaga capaian keluaran (output) DAK fisik sebagaimana dimaksud pada ayat (4) pemerintah daerah menyampaikan rencana kegiatan untuk mendapat persetujuan Pemerintah. (7) Ketentuan. . . SK No 156415A

PRESIDEN REPUBLIK INDONESIA —24—(7) Ketentuan lebih lanjut mengenai petunjuk teknis DAK fisik sebagaimana dimaksud pada ayat (4) diatur dengan Peraturan Presiden. (8) DAK nonfisik sebagaimana dimaksud pada ayat (1) huruf b direncanakan sebesar Rp 130.297.270.000.000,00 (seratus tiga puluh triliun dua ratus sembilan puluh tujuh miliar dua ratus tujuh puluh juta rupiah), terdiri atas: a. dana bantuan operasional satuan pendidikan sebesar Rp59.083.893.960.000,00 (lima puluh sembilan triliun delapan puluh tiga miliar delapan ratus sembilan puluh tiga juta sembilan ratus enam puluh ribu rupiah); b. dana tunjangan guru aparatur sipil negara daerah sebesar Rp53.594.256.138.000,00 (lima puluh tiga triliun lima ratus sembilan puluh empat miliar dua ratus lima puluh enam juta seratus tiga puluh delapan ribu rupiah); c. dana bantuan operasional kesehatan sebesar Rpl2.878.672.152.000,00 (dua belas triliun delapan ratus tujuh puluh delapan miliar enam ratus tujuh puluh dua juta seratus lima puluh dua ribu rupiah); d. dana bantuan operasional keluarga berencana sebesar Rp3.239.300.000.000,00 (tiga triliun dua ratus tiga puluh sembilan miliar tiga ratus juta rupiah); e. dana peningkatan kapasitas koperasi, usaha mikro dan kecil, sebesar Rp250.000.000.000,00 (dua ratus lima puluh miliar rupiah); f. dana bantuan operasional penyelenggaraan museum dan taman budaya sebesar Rp 169.975.000.000,00 (seratus enam puluh sembilan miliar sembilan ratus tujuh puluh lima juta rupiah); g. dana pelayanan kepariwisataan sebesar Rp 133.300.000.000,00 (seratus tiga puluh tiga miliar tiga ratus juta rupiah); h. dana . .. . SK No 156416A

PRESIDEN REPUBLIK INDONESIA —25—h. dana bantuan biaya layanan pengolahan sampah sebesar Rp65.827.750.000,00 (enam puluh lima miliar delapan ratus dua puluh tujuh juta tujuh ratus lima puluh ribu rupiah); i. dana pelayanan perlindungan perempuan dan anak sebesar Rpl32.000.000.000,00 (seratus tiga puluh dua miliar rupiah); j. dana fasilitasi penanaman modal sebesar Rp250.000.000.000,00 (dua ratus lima puluh miliar rupiah); k. dana ketahanan pangan dan pertanian sebesar Rp300.045.000.000,00 (tiga ratus miliar empat puluh lima juta rupiah); dan l. dana penguatan kapasitas kelembagaan sentra industri kecil dan menengah sebesar Rp200.000.000.000,00 (dua ratus miliar rupiah). (9) Hibah kepada Daerah sebagaimana dimaksud pada ayat (1) huruf c direncanakan sebesar Rp2.077.523.749.000,00 (dua triliun tujuh puluh tujuh miliar lima ratus dua puluh tiga juta tujuh ratus empat puluh sembilan ribu rupiah). Pasal 13 (1) Dana Otonomi Khusus sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf d direncanakan sebesar Rpl7.241.263.570.000,00 (tujuh belas triliun dua ratus empat puluh satu miliar dua ratus enam puluh tiga juta lima ratus tujuh puluh ribu rupiah), terdiri atas: a. Alokasi Dana Otonomi Khusus Provinsi-Provinsi di wilayah Papua sebesar Rp8.910.000.000.000,00 (delapan triliun sembilan ratus sepuluh miliar rupiah), yang dibagi untuk Provinsi Papua dan Provinsi Papua Barat yang pembagian besarannya kepada masing-masing provinsi sesuai dengan ketentuan peraturan perundang-undangan dan ditetapkan dalam Peraturan Presiden; b. Alokasi . . . SK No 156417A

PRESIDEN REPUBLIK INDONESIA —26—b. Alokasi Dana Otonomi Khusus Provinsi Aceh sebesar Rp3.960.000.000.000,00 (tiga triliun sembilan ratus enam puluh miliar rupiah); dan c. DTI Provinsi-Provinsi di wilayah Papua sebesar Rp4.371.263.570.000,00 (empat triliun tiga ratus tujuh puluh satu miliar dua ratus enam puluh tiga juta lima ratus tujuh puluh ribu rupiah), yang dibagi untuk Provinsi Papua dan Provinsi Papua Barat yang pembagian besarannya kepada masing-masing Provinsi sesuai dengan ketentuan peraturan perundang-undangan dan ditetapkan dalam Peraturan Presiden. (2) Dana Keistimewaan sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf e direncanakan sebesar Rp 1.420.000.000.000,00 (satu triliun empat ratus dua puluh miliar rupiah) yang digunakan untuk mendanai kewenangan keistimewaan Daerah Istimewa Yogyakarta serta dapat mendanai kegiatan prioritas nasional. (3) Ketentuan lebih lanjut mengenai penggunaan sebagaimana dimaksud pada ayat (2) diatur dalam Peraturan Menteri Keuangan. Pasal 14 (1) Dana Desa sebagaimana dimaksud dalam Pasal 9 ayat (2) huruf f direncanakan sebesar Rp70.000.000.000.000,00(tujuh puluh triliun rupiah), yang terdiri atas: a. sebesar Rp68.000.000.000.000,00 (enam puluh delapan triliun rupiah) pengalokasiannya dihitung sebelum tahun anggaran berjalan berdasarkan formula; dan b. sebesar Rp2.000.000.000.000,00 (dua triliun rupiah) sebagai tambahan Dana Desa yang dialokasikan pada tahun anggaran berjalan dan/atau melaksanakan kebijakan Pemerintah. (2) Dana Desa sebagaimana dimaksud pada ayat (1) huruf a dialokasikan kepada setiap desa dengan ketentuan: a. Alokasi . . . SK No 156826A

PRESIDEN REPUBLIK INDONESIA —27—a. Alokasi Dasar sebesar 65% (enam puluh lima persen) dibagi secara merata kepada setiap desa berdasarkan klaster jumlah penduduk; b. Alokasi Afirmasi sebesar 1% (satu persen) dibagi secara proporsional kepada desa tertinggal dan desa sangat tertinggal yang mempunyai jumlah penduduk miskin tinggi; c. Alokasi Kinerja sebesar 4% (empat persen) dibagi kepada desa dengan kinerja terbaik; dan d. Alokasi Formula sebesar 30% (tiga puluh persen) dibagi berdasarkan jumlah penduduk desa, angka kemiskinan desa, luas wilayah desa, dan tingkat kesulitan geografis desa. (3) Dalam hal Dana Desa sebagaimana dimaksud pada ayat (1) huruf b dialokasikan sebagai tambahan Dana Desa, pengalokasiannya dilaksanakan berdasarkan kriteria tertentu. (4) Berdasarkan hasil penghitungan alokasi Dana Desa setiap desa sebagaimana dimaksud pada ayat (2), Pemerintah menetapkan alokasi Dana Desa per kabupaten / kota. (5) Dana Desa disalurkan dari Rekening Kas Umum Negara ke Rekening Kas Desa melalui Rekening Kas Umum Daerah. (6) Dana Desa diutamakan penggunaannya untuk: a. program pemulihan ekonomi, berupa perlindungan so sial dan penanganan kemiskinan ekstrem; b. dukungan program sektor prioritas di desa serta program atau kegiatan lain sesuai dengan ketentuan peraturan perundang-undangan; dan c. dana operasional pemerintah desa paling banyak 3% (tiga persen) dari pagu Dana Desa. (7) Ketentuan mengenai pengelolaan Dana Desa dan penetapan rincian Dana Desa setiap desa berdasarkan hasil perhitungan sebagaimana dimaksud pada ayat (2) dan ayat (3) diatur dengan Peraturan Menteri Keuangan. Pasal 15 . . . SK No 156848A

PRESIDEN REPUBLIK INDONESIA —28—Pasal 15 (1) Insentif Fiskal sebagaimana dimaksud dalam Pasal 9 ayat (3) direncanakan sebesar Rp8.000.000.000.000,00 (delapan triliun rupiah). (2) Insentif Fiskal sebagaimana dimaksud pada ayat (1) dialokasikan untuk penghargaan kinerja tahun sebelumnya dan penghargaan kinerja tahun berjalan berdasarkan penilaian kinerja pemerintah daerah. (3) Insentif Fiskal untuk penghargaan kinerja tahun berjalan sebagaimana dimaksud pada ayat (2) pengalokasian per daerahnya dilakukan pada Tahun Anggaran 2023. (4) Ketentuan lebih lanjut mengenai Insentif Fiskal diatur dengan Peraturan Menteri Keuangan. Pasal 16 (1) Pemerintah mengalokasikan anggaran TKD sebagaimana dimaksud dalam Pasal 9 kepada daerah pemekaran di wilayah Papua sesuai dengan ketentuan peraturan perundang-undangan. (2) Pengalokasian anggaran TKD kepada daerah pemekaran di wilayah Papua sebagaimana dimaksud pada ayat (1) dihitung secara proporsional dari alokasi masing-masing anggaran TKD daerah induk. (3) Perhitungan proporsional pengalokasian anggaran TKD sebagaimana dimaksud pada ayat (2) dilakukan terhadap masing-masing jenis alokasi anggaran TKD. (4) Pengalokasian Dana Otonomi Khusus dan DTI serta DAK untuk daerah pemekaran dilakukan oleh Pemerintah tanpa usulan daerah pemekaran. (5) Penyaluran anggaran TKD sebagaimana dimaksud pada ayat (1) dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan mengenai hubungan keuangan pusat dan daerah dengan ketentuan: a. perangkat organisasi pemerintah daerah telah terbentuk; b. aparatur . . . SK No 156849A

PRESIDEN REPUBLIK INDONESIA —29—b. aparatur perencanaan, pengelolaan keuangan, dan pelaksanaan kegiatan telah tersedia; dan / atau c. terdapat kebutuhan mendesak. Pasal 17 (1) Ketentuan mengenai penyaluran anggaran TKD diatur sebagai berikut: a. dapat dilakukan dalam bentuk tunai dan nontunai; b. bagi daerah yang memiliki uang kas dan/atau simpanan di bank dalam jumlah tidak wajar, dapat dilakukan konversi penyaluran DBH dan/atau DAU dalam bentuk nontunai; c. dilakukan berdasarkan kinerja pelaksanaan; dan d. dapat dilakukan penundaan, pemotongan, dan/atau penghentian, dalam hal daerah tidak memenuhi anggaran yang diwajibkan dalam peraturan perundang-undangan atau menunggak membayar iuran yang diwajibkan dalam peraturan perundang-undangan. (2) Ketentuan lebih lanjut mengenai pengelolaan TKD sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 18 (1) Program Pengelolaan Subsidi dalam Tahun Anggaran 2023 direncanakan sebesar Rp298.497.119.385.000,00 (dua ratus sembilan puluh delapan triliun empat ratus sembilan puluh tujuh miliar seratus sembilan belas juta tiga ratus delapan puluh lima ribu rupiah). (2) Anggaran untuk Program Pengelolaan Subsidi sebagaimana dimaksud pada ayat (1) dilaksanakan sesuai dengan ketentuan peraturan perundang- undangan. (3) Anggaran . . . SK No 155850 A

PRESIDEN REPUBLIK INDONESIA —30—(3) Anggaran untuk Program Pengelolaan Subsidi sebagaimana dimaksud pada ayat (1) dapat disesuaikan dengan kebutuhan realisasi pada tahun anggaran berjalan berdasarkan asumsi dasar ekonomi makro, perubahan parameter, perubahan kebijakan, dan/atau pembayaran kekurangan subsidi tahun-tahun sebelumnya. (4) Ketentuan lebih lanjut mengenai rincian Program Pengelolaan Subsidi dalam Tahun Anggaran 2023 sebagaimana dimaksud pada ayat (1) diatur dalam Peraturan Presiden. Pasal 19 (1) Dalam hal perkiraan realisasi PNBP sumber daya alam yang dibagihasilkan melampaui target penerimaan dalam APBN yang diikuti dengan kebijakan peningkatan belanja subsidi energi dan/atau kompensasi, Pemerintah dapat memperhitungkan persentase tertentu atas peningkatan belanja subsidi energi dan/atau kompensasi terhadap kenaikan PNBP sumber daya alam yang dibagihasilkan. (2) Ketentuan mengenai tata cara perhitungan persentase tertentu atas peningkatan belanja subsidi energi dan/atau kompensasi terhadap kenaikan PNBP sumber daya alam yang dibagihasilkan sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 20 Dalam rangka efisiensi dan efektivitas anggaran kementerian negara/lembaga, Pemerintah dapat memberikan penghargaan dan/atau pengenaan sanksi berdasarkan: a. kinerja anggaran kementerian negara/lembaga; b. kontribusi kementerian negara/lembaga terhadap penggunaan produk dalam negeri; c. kontribusi kementerian negara/lembaga terhadap harmonisasi anggaran pusat dan daerah; dan/atau d. kinerja . . . SK No 156851A

PRESIDEN REPUBLIK INDONESIA —31—d. kinerja pengelolaan PNBP kementerian negara / lembaga, yang dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. Pasal 21 (1) Perubahan anggaran Belanja Negara berupa: a. perubahan anggaran belanja yang bersumber dari PNBP termasuk penggunaan saldo kas Badan Layanan Umum; b. perubahan anggaran belanja yang bersumber dari perhitungan PNBP tahun anggaran sebelumnya yang belum digunakan pada Otorita Ibu Kota Nusantara dan/atau perhitungan sisa klaim asuransi BMN tahun anggaran sebelumnya; c. perubahan anggaran belanja yang bersumber dari pinjaman termasuk pinjaman baru; d. pergeseran anggaran an tarprogram dalam 1 (satu) Bagian Anggaran untuk penanggulangan bencana; e. perubahan anggaran belanja yang bersumber dari hibah termasuk hibah yang diterushibahkan; f. perubahan anggaran belanja dalam rangka penanggulangan bencana; g. perubahan anggaran cadangan kompensasi dalam Program Pengelolaan Belanja Lainnya; h. pergeseran dari Bagian Anggaran 999.08 (Bendahara Umum Negara Pengelolaan Belanja Lainnya) ke Bagian Anggaran kementerian negara/lembaga atau sebaliknya atau pergeseran antarsubbagian anggaran dalam Bagian Anggaran 999 (BA BUN); i. pergeseran anggaran belanja yang dibiayai dari PNBP antarsatuan kerja dalam 1 (satu) program yang sama atau antarprogram dalam satu Bagian Anggaran; j. perubahan . . . SK No 156852A

PRESIDEN REPUBLIK INDONESIA —32—j. perubahan anggaran belanja yang bersumber dari SBSN untuk pembiayaan kegiatan/proyek kementerian negara/ lembaga; k. pergeseran anggaran antarprogram dalam 1 (satu) Bagian Anggaran yang bersumber dari rupiah murni untuk memenuhi kebutuhan belanja operasional; l. pergeseran anggaran antarprogram dalam 1 (satu) Bagian Anggaran untuk memenuhi kebutuhan pengeluaran yang tidak diperkenankan (ineligible expenditure) atas kegiatan yang dibiayai dari pinjaman dan/atau hibah luar negeri; m. pergeseran anggaran antarprogram dalam rangka penyelesaian restrukturisasi kementerian negara/lembaga termasuk restrukturisasi di bidang riset dan inovasi; n. pergeseran anggaran antarprogram dalam unit eselon I yang sama; dan o. perubahan anggaran belanja dalam rangka pembayaran tunggakan tahun sebelumnya/kewajiban Pemerintah, ditetapkan oleh Pemerintah. (2) Pemerintah dapat melakukan pinjaman baru sebagaimana dimaksud pada ayat (1) huruf c untuk penanggulangan bencana. (3) Perubahan lebih lanjut Pembiayaan Anggaran berupa perubahan pagu Pemberian Pinjaman akibat dari lanjutan, percepatan penarikan Pemberian Pinjaman, dan pengesahan atas Pemberian Pinjaman yang telah closing date, ditetapkan oleh Pemerintah. (4) Perubahan anggaran Belanja Negara berupa perubahan pagu untuk pengesahan belanja dan penerimaan pembiayaan dan/atau pendapatan hibah yang bersumber dari pinjaman/hibah termasuk pinjaman/hibah yang diterushibahkan yang telah closing date, ditetapkan oleh Pemerintah. (5) Perubahan . . SK No 156853 A

PRESIDEN REPUBLIK INDONESIA —33—(5) Perubahan anggaran Belanja Negara berupa penambahan pagu karena luncuran Rupiah Murni Pendamping dalam Daftar Isian Pelaksanaan Anggaran Tahun 2022 yang tidak terserap untuk pembayaran uang muka kontrak kegiatan yang dibiayai pinjaman luar negeri, ditetapkan oleh Pemerintah. (6) Pencairan Rupiah Murni Pendamping sebagaimana dimaksud pada ayat (5) dilaksanakan paling lambat tanggal 31 Maret 2023. (7) Perubahan sebagaimana dimaksud pada ayat (1), ayat (2) , ayat (3), ayat (4), dan ayat (5), dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 22 (1) Pemerintah dapat memberikan hibah kepada pemerintah asing/lembaga asing dan menetapkan pemerintah asing/lembaga asing penerima untuk pencapaian kepentingan nasional Indonesia. (2) Pencapaian kepentingan nasional Indonesia sebagaimana dimaksud pada ayat (1) dilaksanakan dengan mengoptimalkan pemanfaatan barang/jasa dan/atau penyedia barang/jasa dalam negeri Indonesia. (3) Anggaran pemberian hibah sebagaimana dimaksud pada ayat (1) dapat bersumber dari dana hasil kelolaan Lembaga Dana Kerja Sama Pembangunan Internasional. (4) Pemerintah dapat memberikan hibah kepada pemerintah daerah yang pelaksanaannya dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 23 (1) Anggaran Pendidikan direncanakan sebesar Rp612.235.268.892.000,00 (enam ratus dua belas triliun dua ratus tiga puluh lima miliar dua ratus enam puluh delapan juta delapan ratus sembilan puluh dua ribu rupiah). (2) Anggaran . . . SK No 156854A

PRESIDEN REPUBLIK INDONESIA —34—(2) Anggaran Pendidikan sebagaimana dimaksud pada ayat (1) sebesar 20,0% (dua puluh koma nol persen) dari total anggaran Belanja Negara sebesar Rp3.061.176.344.456.000,00 (tiga kuadriliun enam puluh satu triliun seratus tujuh puluh enam miliar tiga ratus empat puluh empat juta empat ratus lima puluh enam ribu rupiah). (3) Anggaran Pendidikan sebagaimana dimaksud pada ayat (1) termasuk investasi pemerintah pada pos pembiayaan untuk dana abadi di bidang pendidikan. (4) Hasil kelolaan dari dana abadi sebagaimana dimaksud pada ayat (3) digunakan oleh kementerian negara/lembaga terkait sesuai peruntukannya. (5) Ketentuan lebih lanjut mengenai rincian Anggaran Pendidikan dan penggunaan hasil kelolaan dana abadi diatur dalam Peraturan Presiden. Pasal 24 (1) Jumlah anggaran Pendapatan Negara Tahun Anggaran 2023 sebagaimana dimaksud dalam Pasal 3, lebih kecil dari pada jumlah anggaran Belanja Negara sebagaimana dimaksud dalam Pasal 7 sehingga dalam Tahun Anggaran 2023 terdapat defisit anggaran sebesar Rp598.151.433.061.000,00 (lima ratus sembilan puluh delapan triliun seratus lima puluh satu miliar empat ratus tiga puluh tiga juta enam puluh satu ribu rupiah) yang akan dibiayai dari Pembiayaan Anggaran. (2) Pembiayaan Anggaran sebagaimana dimaksud pada ayat (1) sebesar Rp598.151.433.061.000,00 (lima ratus sembilan puluh delapan triliun seratus lima puluh satu miliar empat ratus tiga puluh tiga juta enam puluh satu ribu rupiah), terdiri atas: a. pembiayaan utang sebesar Rp696.317.641.062.000,00(enam ratus sembilan puluh enam triliun tiga ratus tujuh belas miliar enam ratus empat puluh satu juta enam puluh dua ribu rupiah); b. pembiayaan . . . SK No 156855 A

PRESIDEN REPUBLIK INDONESIA —35—b. pembiayaan investasi sebesar negatif Rp 175.955.303.621.000,00 (seratus tujuh puluh lima triliun sembilan ratus lima puluh lima miliar tiga ratus tiga juta enam ratus dua puluh satu ribu rupiah); c. pemberian pinjaman sebesar Rp5.284.746.297.000,00 (lima triliun dua ratus delapan puluh empat miliar tujuh ratus empat puluh enam juta dua ratus sembilan puluh tujuh ribu rupiah); d. kewajiban penjaminan sebesar negatif Rp330.511.505.000,00 (tiga ratus tiga puluh miliar lima ratus sebelas juta lima ratus lima ribu rupiah); dan e. pembiayaan lainnya sebesar Rp72.834.860.828.000,00 (tujuh puluh dua triliun delapan ratus tiga puluh empat miliar delapan ratus enam puluh juta delapan ratus dua puluh delapan ribu rupiah). (3) Ketentuan mengenai alokasi Pembiayaan Anggaran sebagaimana dimaksud pada ayat (1) tercan turn dalam Lampiran I yang merupakan bagian tidak terpisahkan dari Undang-Undang ini. (4) Ketentuan lebih lanjut mengenai rincian alokasi Pembiayaan Anggaran tercantum dalam Lampiran I yang merupakan bagian tidak terpisahkan dari Undang-Undang ini diatur dalam Peraturan Presiden. Pasal 25 (1) Pemerintah dapat menerbitkan SBN dengan tujuan tertentu termasuk menerbitkan SBN yang dapat dibeli oleh Bank Indonesia di pasar perdana berdasarkan peraturan perundang-undangan mengenai penanganan pandemi Corona Virus Disease 2019 (COVID-19) yang berdampak pada perekonomian nasional dan/atau stabilitas sistem keuangan. (2) Penerbitan . . . SK No 156856A

PRESIDEN REPUBLIK INDONESIA—36—(2) Penerbitan SBN oleh Pemerintah, termasuk pembeliannya oleh Bank Indonesia di pasar perdana sebagaimana dimaksud pada ayat (1) dilakukan dengan mempertimbangkan kondisi pasar SBN, pengaruh terhadap inflasi, jenis SBN yang dapat diperdagangkan, dan kesinambungan keuangan Pemerintah dan Bank Indonesia. (3) Dalam hal terdapat sisa dana dari penerbitan SBN dengan tujuan tertentu termasuk penerbitan SBN yang dibeli oleh Bank Indonesia di pasar perdana sebagaimana dimaksud pada ayat (1), dan/atau anggaran penanganan pandemi Corona Virus Disease 2019 (COVID-19) yang tidak terserap, Pemerintah dapat menggunakan sisa dana dimaksud untuk membiayai penanganan kesehatan dan kemanusiaan, dan/atau program perlindungan masyarakat lainnya. (4) Ketentuan lebih lanjut mengenai penggunaan sisa dana sebagaimana dimaksud pada ayat (3) diatur dengan Peraturan Menteri Keuangan. Pasal 26 (1) Dalam hal terdapat SAL yang bersumber dari SiLPA Tahun Anggaran 2022 selain yang berasal dari sisa penerbitan SBN sebagaimana dimaksud dalam Pasal 25, Pemerintah dapat menggunakan SAL dimaksud untuk membiayai kegiatan prioritas. (2) Penggunaan SAL sebagaimana dimaksud pada ayat (1) dilaporkan dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. (3) Ketentuan lebih lanjut mengenai penggunaan SAL sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 27 Dalam rangka penanganan, pengendalian, dan/atau pencegahan pandemi Corona Virus Disease 2019 (COVID- 19) beserta dampaknya khususnya di bidang kesehatan, ekonomi, dan sosial, Pemerintah dapat menetapkan bauran kebijakan melalui penetapan skema pendanaan antara Pemerintah dan badan usaha yang bergerak di bidang pembiayaan pelayanan kesehatan dan skema lainnya. Pasal 28 . . SK No 156857 A

PRESIDEN REPUBLIK INDONESIA —37—Pasal 28 (1) Dalam hal anggaran diperkirakan defisit melampaui target yang ditetapkan dalam APBN, Pemerintah dapat menggunakan dana SAL, penarikan Pinjaman Tunai, penerbitan SBN, dan/atau pemanfaatan saldo kas Badan Layanan Umum sebagai tambahan pembiayaan. (2) Kewajiban yang timbul dari penggunaan dana SAL, penarikan Pinjaman Tunai, penerbitan SBN, dan/atau pemanfaatan saldo kas Badan Layanan Umum sebagai tambahan pembiayaan sebagaimana dimaksud pada ayat (1) dibebankan pada anggaran negara. (3) Penggunaan dana SAL, penarikan Pinjaman Tunai, penerbitan SBN, dan/atau pemanfaatan saldo kas Badan Layanan Umum sebagai tambahan pembiayaan sebagaimana dimaksud pada ayat (1) dilaporkan Pemerintah dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. (4) Ketentuan lebih lanjut mengenai perkiraan defisit melampaui target serta penggunaan dana SAL, penarikan Pinjaman Tunai, penerbitan SBN, dan/atau pemanfaatan saldo kas Badan Layanan Umum sebagai tambahan pembiayaan sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 29 (1) Pemerintah dapat menggunakan program kementerian negara/lembaga yang bersumber dari Rupiah Murni dan/atau PNBP dalam alokasi anggaran Belanja Pemerintah Pusat dan/atau BMN untuk digunakan sebagai dasar penerbitan SBSN. (2) Rincian program kementerian negara/lembaga yang bersumber dari Rupiah Murni dan/atau PNBP yang digunakan sebagai dasar penerbitan SBSN ditetapkan oleh Menteri Keuangan setelah pengesahan Undang- Undang mengenai APBN Tahun Anggaran 2023 dan penetapan Peraturan Presiden mengenai Rincian APBN Tahun Anggaran 2023. (3) Ketentuan . . . SK No 156858 A

PRESIDEN REPUBLIK INDONESIA —38—(3) Ketentuan lebih lanjut mengenai penggunaan program kementerian negara/lembaga dan/atau BMN sebagai dasar penerbitan SBSN sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 30 (1) Pemerintah dapat menggunakan sisa dana penerbitan SBSN untuk pembiayaan kegiatan/proyek kementerian negara/lembaga yang tidak terserap pada Tahun Anggaran 2022 untuk membiayai pelaksanaan lanjutan kegiatan/proyek tersebut pada Tahun Anggaran 2023. (2) Penggunaan sisa dana penerbitan SBSN untuk pembiayaan kegiatan/ proyek kementerian negara/ lembaga sebagaimana dimaksud pada ayat (1) dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. (3) Ketentuan lebih lanjut mengenai penggunaan sisa dana penerbitan SBSN untuk pembiayaan kegiatan/proyek kementerian negara/lembaga sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 31 (1) Dalam hal terjadi krisis pasar SBN domestik, Pemerintah dengan persetujuan Dewan Perwakilan Rakyat diberikan kewenangan menggunakan SAL untuk melakukan stabilisasi pasar SBN domestik setelah memperhitungkan kebutuhan anggaran sampai dengan akhir tahun anggaran berjalan dan awal tahun anggaran berikutnya. (2) Persetujuan Dewan Perwakilan Rakyat sebagaimana dimaksud pada ayat (1) merupakan keputusan yang tertuang di dalam kesimpulan Rapat Kerja Badan Anggaran Dewan Perwakilan Rakyat dengan Pemerintah, yang diberikan dalam waktu tidak lebih dari 1x24 (satu kali dua puluh empat) jam setelah usulan disampaikan Pemerintah kepada Dewan Perwakilan Rakyat. (3) Jumlah . . . SK No 156859A

PRESIDEN REPUBLIK INDONESIA —39—(3) Jumlah penggunaan SAL dalam rangka stabilisasi pasar SBN sebagaimana dimaksud pada ayat (1) dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. (4) Ketentuan lebih lanjut mengenai penggunaan SAL dalam rangka stabilisasi pasar SBN domestik sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 32 (1) Dalam hal perkiraan realisasi penerimaan negara tidak sesuai dengan target, adanya perkiraan pengeluaran yang belum tersedia anggarannya, pengeluaran melebihi pagu yang ditetapkan dalam APBN Tahun Anggaran 2023, kinerja anggaran telah tercapai, dan/atau untuk menjaga keberlanjutan fiskal, Pemerintah dapat melakukan: a. penggunaan dana SAL; b. penarikan Pinjaman Tunai; c. penambahan penerbitan SBN; d. pemanfaatan saldo kas Badan Layanan Umum; dan / atau e. penyesuaian Belanja Negara. (2) Pemerintah dapat melakukan pembelian kembali SBN untuk pengelolaan kas dengan tetap memerhatikan jumlah kebutuhan penerbitan SBN neto untuk memenuhi kebutuhan pembiayaan yang ditetapkan. (3) Dalam hal terdapat instrumen pembiayaan dari utang yang lebih menguntungkan dan/atau ketidaktersediaan salah satu instrumen pembiayaan dari utang, Pemerintah dapat melakukan perubahan komposisi instrumen pembiayaan utang dalam rangka menjaga ketahanan ekonomi dan fiskal. (4) Dalam hal diperlukan realokasi anggaran bunga utang sebagai dampak perubahan komposisi instrumen pembiayaan utang sebagaimana dimaksud pada ayat (3), Pemerintah dapat melakukan realokasi dari pembayaran bunga utang luar negeri ke pembayaran bunga utang dalam negeri atau sebaliknya. (5) Untuk. . SK No 156860A

PRESIDEN REPUBLIK INDONESIA —40—(5) Untuk menurunkan biaya penerbitan SBN dan/atau memastikan ketersediaan pembiayaan melalui utang, Pemerintah dapat menerima jaminan penerbitan utang dari lembaga yang dapat menjalankan fungsi penjaminan, dan/atau menerima fasilitas dalam bentuk dukungan pembiayaan. (6) Pelaksanaan ketentuan sebagaimana dimaksud pada ayat (1) sampai dengan ayat (5) dilaporkan dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 33 (1) Pemerintah dapat menempuh langkah kebijakan yang berkaitan dengan Pendapatan Negara, Belanja Negara, dan/atau Pembiayaan Anggaran untuk menghadapi ancaman yang membahayakan perekonomian nasional dan/ atau stabilitas sistem keuangan. (2) Langkah kebijakan Pemerintah sebagaimana dimaksud pada ayat (1) dilaporkan dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 34 (1) Dalam rangka memenuhi pembiayaan APBN Tahun Anggaran 2023, Pemerintah dapat melakukan penerbitan SBN pada triwulan keempat Tahun 2022. (2) Penerbitan SBN sebagaimana dimaksud pada ayat (1) dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 35 (1) Dalam rangka pembayaran gaji dan DAU bulan Januari 2023 yang dananya harus disediakan pada akhir Tahun Anggaran 2022, Pemerintah dapat melakukan pinjaman SAL dan/atau menggunakan dana dari hasil penerbitan SBN sebagaimana dimaksud dalam Pasal 34 ayat (1) pada akhir Tahun 2022. (2) Ketentuan. . SK No 156861A

PRESIDEN REPUBLIK INDONESIA —41—(2) Ketentuan lebih lanjut mengenai penggunaan pinjaman SAL sebagaimana dimaksud pada ayat (1) sesuai dengan Peraturan Menteri Keuangan mengenai pengelolaan SAL. Pasal 36 (1) Investasi pada organisasi/lembaga keuangan internasional/badan usaha internasional yang akan dilakukan dan/atau telah tercatat pada Laporan Keuangan Pemerintah Pusat sebagai investasi permanen, ditetapkan untuk dijadikan investasi pada organisasi / lembaga keuangan internasional / badan usaha internasional tersebut. (2) Pemerintah dapat melakukan pembayaran investasi pada organisasi/lembaga keuangan internasional/ badan usaha internasional melebihi pagu yang ditetapkan dalam Tahun Anggaran 2023 yang diakibatkan oleh selisih kurs, yang selanjutnya dilaporkan dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. (3) Pelaksanaan investasi pada organisasi/lembaga keuangan internasional/badan usaha internasional sebagaimana dimaksud pada ayat (1) ditetapkan dengan Peraturan Menteri Keuangan. Pasal 37 (1) Saldo kas pada Badan Layanan Umum dapat menjadi tambahan investasi pada Bagian Anggaran Bendahara Umum Negara Pengelolaan Investasi Pemerintah. (2) Ketentuan mengenai penambahan investasi sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 38 (1) Pemerintah mengalokasikan pembiayaan investasi kepada: a. Badan . . . SK No 156862A

PRESIDEN REPUBLIK INDONESIA —42—a. Badan Layanan Umum Lembaga Manajemen Aset Negara dengan tujuan pembentukan dana jangka panjang dan/atau dana cadangan dalam rangka pengadaan tanah untuk kepentingan proyek strategis nasional dan pengelolaan aset Pemerintah lainnya; dan b. Badan Layanan Umum Badan Pengelola Dana Lingkungan Hidup dengan tujuan pembentukan dana jangka panjang dan/atau dana cadangan dalam rangka percepatan kegiatan rehabilitasi mangrove. (2) Tanah untuk kepentingan proyek strategis nasional sebagaimana dimaksud pada ayat (1) huruf a dapat ditetapkan status penggunaannya pada kementerian negara/lembaga dengan menggunakan mekanisme pengesahan belanja modal. (3) Kegiatan rehabilitasi mangrove sebagaimana dimaksud pada ayat (1) huruf b ditetapkan dan dicatat sebagai kegiatan kementerian negara/lembaga dengan menggunakan mekanisme pengesahan belanja atau mekanisme pembiayaan. (4) Dalam hal anggaran pengesahan belanja yang dilaksanakan oleh kementerian negara/lembaga sebagaimana dimaksud pada ayat (2) dan ayat (3) belum tersedia, dapat dilakukan penyesuaian Belanja Negara. (5) Pelaksanaan pengesahan belanja sebagaimana dimaksud pada ayat (2) dan ayat (3), serta penyesuaian Belanja Negara sebagaimana dimaksud pada ayat (4) dilaporkan Pemerintah dalam Laporan Keuangan Pemerintah Pusat tahun berkenaan. Pasal 39 (1) Pemerintah mengalokasikan pembiayaan investasi jangka panjang nonpermanen untuk memulihkan kemampuan ekonomi Badan Usaha Milik Negara dengan membentuk dana cadangan sebagai Investasi Pemerintah dalam program Pemulihan Ekonomi Nasional. (2) Dana cadangan investasi Pemerintah dalam program Pemulihan Ekonomi Nasional sebagaimana dimaksud pada ayat (1) digunakan dengan menggunakan mekanisme pengesahan pembiayaan. (3) Dalam . . SK No 156863 A

PRESIDEN REPUBLIK INDONESIA —43—(3) Dalam hal anggaran untuk pengesahan pembiayaan sebagaimana dimaksud pada ayat (2) belum tersedia, Pemerintah dapat melakukan penyesuaian anggaran pembiayaan. (4) Pelaksanaan pengesahan pengeluaran pembiayaan dilaporkan dalam Laporan Keuangan Pemerintah Pusat. Pasal 40 (1) BMN yang dari awal pengadaannya direncanakan untuk disertakan menjadi tambahan modal Badan Usaha Milik Negara atau Perseroan Terbatas/Badan Hukum Lainnya yang didalamnya terdapat kepemilikan negara, ditetapkan menjadi PMN pada Badan Usaha Milik Negara atau Perseroan Terbatas/Badan Hukum Lainnya yang didalamnya terdapat kepemilikan negara tersebut. (2) Ketentuan mengenai tata cara penetapan PMN untuk BMN yang dari awal pengadaannya direncanakan untuk disertakan menjadi tambahan modal Badan Usaha Milik Negara atau Perseroan Terbatas/Badan Hukum Lainnya yang didalamnya terdapat kepemilikan negara sebagaimana dimaksud pada ayat (1) dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan di bidang pengelolaan BMN. (3) BMN dengan perolehan sampai dengan 31 Desember 2018 yang telah: a. dipergunakan dan/atau dioperasikan oleh Badan Usaha Milik Negara/Perseroan Terbatas yang didalamnya terdapat saham milik negara; dan b. tercatat pada laporan posisi Badan Usaha Milik Negara/Perseroan Terbatas yang didalamnya terdapat saham milik negara sebagai BPYBDS atau akun yang sejenis, ditetapkan untuk dijadikan PMN pada Badan Usaha Milik Negara/Perseroan Terbatas yang didalamnya terdapat saham milik negara tersebut, dengan menggunakan nilai realisasi anggaran yang telah direviu oleh Badan Pengawasan Keuangan dan Pembangunan. (4) Pemerintah . . . SK No 156864A

PRESIDEN REPUBLIK INDONESIA —44—(4) Pemerintah melakukan penambahan PMN yang berasal dari dana tunai dan piutang Negara pada Badan Usaha Milik Negara/Lembaga/Badan Hukum Lainnya sebagaimana tercantum dalam Lampiran I yang merupakan bagian tidak terpisahkan dari Undang-Undang ini. (5) Dalam rangka memperbaiki struktur permodalan dan meningkatkan kapasitas usaha Badan Usaha Milik Negara atau Perseroan Terbatas/Badan Hukum Lainnya yang didalamnya terdapat kepemilikan negara, Pemerintah melakukan penambahan PMN kepada: a. PT ASDP Indonesia Ferry (Persero); b. Perum DAMRI; c. Perum Lembaga Penyelenggara Pelayanan Navigasi Penerbangan Indonesia; d. PT Brantas Abipraya (Persero); dan e. PT Sejahtera Eka Graha, yang berasal dari BMN melalui mekanisme pemindahtanganan BMN sesuai dengan ketentuan peraturan perundang-undangan. (6) Untuk menjaga kecukupan modal PT Asabri (Persero) dan Badan Usaha Milik Negara yang mengelola eks kewajiban PT Asuransi Jiwasraya (Persero), kepada PT Asabri (Persero) dan Badan Usaha Milik Negara yang mengelola eks kewajiban PT Asuransi Jiwasraya (Persero) diberikan PMN yang berasal dari penerimaan hasil sitaan atau rampasan Kejaksaan Agung terkait tindak pidana korupsi PT Asabri (Persero) dan PT Asuransi Jiwasraya (Persero) yang telah mendapat putusan pengadilan yang berkekuatan hukum tetap. (7) Penambahan PMN sebagaimana dimaksud pada ayat (1) , ayat (3), ayat (4), dan ayat (5), serta pemberian PMN sebagaimana dimaksud pada ayat (6) ditetapkan dengan Peraturan Pemerintah. Pasal 41. SK No 156865 A

PRESIDEN REPUBLIK INDONESIA —45—Pasal 41 (1) Pemerintah dalam mengurus kekayaan negara yang dipisahkan dan dikelola oleh Badan Usaha Milik Negara atau badan lainnya, akan meningkatkan dan mengoptimalkan manfaat ekonomi, sosial, memperkuat rantai produksi dalam negeri, meningkatkan daya saing, serta memperkuat penguasaan pasar dalam negeri. (2) Pemerintah dalam menangani kekayaan negara yang dipisahkan dan dikelola oleh Badan Usaha Milik Negara, atau badan lainnya, agar menjaga aset yang bersumber dari cabang-cabang produksi yang penting dan menguasai hajat hidup orang banyak serta aset bumi, air, dan kekayaan di dalamnya, tetap dikuasai oleh negara sesuai dengan ketentuan peraturan perundang-undangan. (3) Untuk mengoptimalkan pendapatan dari kekayaan negara yang dipisahkan, penyelesaian piutang pada Badan Usaha Milik Negara dilakukan: a. sesuai dengan ketentuan peraturan perundang- undangan di bidang perseroan terbatas, badan usaha milik negara, dan perbankan; b. memperhatikan prinsip tata kelola pemerintahan yang baik; dan c. Pemerintah melakukan pengawasan penyelesaian piutang pada Badan Usaha Milik Negara tersebut. Pasal 42 (1) Menteri Keuangan diberikan kewenangan untuk mengelola anggaran Kewajiban Penjaminan Pemerintah untuk: a. penugasan Percepatan Pembangunan Infrastruktur Nasional; b. dukungan penjaminan pada program Pemulihan Ekonomi Nasional; dan/atau c. penugasan penyediaan pembiayaan infrastruktur daerah kepada Badan Usaha Milik Negara. (2) Penugasan . . . SK No 156866A

PRESIDEN REPUBLIK INDONESIA —46—(2) Penugasan Percepatan Pembangunan Infrastruktur Nasional sebagaimana dimaksud pada ayat (1) huruf a terdiri atas: a. pemberian jaminan Pemerintah dalam rangka percepatan pembangunan pembangkit tenaga listrik yang menggunakan batu bara; b. pemberian jaminan dan subsidi bunga oleh Pemerintah Pusat dalam rangka percepatan penyediaan air minum; c. pelaksanaan penjaminan infrastruktur dalam proyek kerja sama Pemerintah dengan badan usaha; d. pemberian dan pelaksanaan jaminan Pemerintah atas pembiayaan infrastruktur melalui pinjaman langsung dari lembaga keuangan internasional kepada Badan Usaha Milik Negara; e. pemberian jaminan Pemerintah untuk percepatan proyek pembangunan jalan tol; f. pemberian jaminan Pemerintah untuk percepatan penyelenggaraan kereta api ringan/ light rail transit terintegrasi di wilayah perkotaan; g. pemberian jaminan Pemerintah Pusat untuk percepatan pelaksanaan proyek strategis nasional; dan/atau h. pemberian jaminan Pemerintah untuk percepatan pembangunan infrastruktur ketenagalistrikan. (3) Dukungan penjaminan pada program Pemulihan Ekonomi Nasional sebagaimana dimaksud pada ayat (1) huruf b terdiri atas: a. penjaminan Pemerintah yang dilakukan secara langsung oleh pemerintah dalam rangka pelaksanaan program Pemulihan Ekonomi Nasional; dan/atau b. penjaminan Pemerintah melalui badan usaha penjaminan yang ditunjuk dalam rangka pelaksanaan program Pemulihan Ekonomi Nasional. (4) Anggaran . SK No 156867A

PRESIDEN REPUBLIK INDONESIA —47—(4) Anggaran Kewajiban Penjaminan Pemerintah sebagaimana dimaksud pada ayat (1) huruf a dan huruf b diakumulasikan ke dalam rekening dana cadangan penjaminan Pemerintah dan Anggaran Kewajiban Penjaminan Pemerintah sebagaimana dimaksud pada ayat (1) huruf c diakumulasikan ke dalam rekening dana jaminan penugasan pembiayaan infrastruktur daerah yang dibuka di Bank Indonesia. (5) Dana yang telah diakumulasikan dalam rekening sebagaimana dimaksud pada ayat (4) digunakan untuk pembayaran kewajiban penjaminan Pemerintah sebagaimana dimaksud pada ayat (1) pada tahun anggaran berjalan dan/atau tahun anggaran berikutnya. (6) Dana dalam rekening dana cadangan penjaminan Pemerintah sebagaimana dimaksud pada ayat (4) digunakan untuk pembayaran kewajiban penjaminan Pemerintah an tarprogram pemberian penjaminan sebagaimana dimaksud pada ayat (2) dan ayat (3). (7) Dalam hal terjadi tagihan pembayaran kewajiban penjaminan dan/atau penggantian biaya yang timbul dari pelaksanaan kewajiban penjaminan untuk dukungan penjaminan program Pemulihan Ekonomi Nasional yang bersumber dari Dana Cadangan Penjaminan Pemerintah sebagaimana dimaksud pada ayat (6), Pemerintah melakukan pembayaran melalui Bagian Anggaran 999.99 (Bendahara Umum Negara Pengelolaan Belanja Transaksi Khusus). (8) Pembayaran melalui Bagian Anggaran 999.99 (Bendahara Umum Negara Pengelolaan Belanja Transaksi Khusus) sebagaimana dimaksud pada ayat (7) , merupakan pengeluaran belanja transaksi khusus yang belum dialokasikan dan/atau melebihi alokasi yang telah ditetapkan dalam APBN dan/atau APBN Perubahan pada tahun anggaran berjalan. (9) Dana dalam rekening dana jaminan penugasan pembiayaan infrastruktur daerah sebagaimana dimaksud pada ayat (4) digunakan untuk pembayaran atas penugasan penjaminan sebagaimana dimaksud pada ayat (1) huruf c. (10) Dana SK No 155868 A

PRESIDEN REPUBLIK INDONESIA —48—(10) Dana yang telah diakumulasikan ke dalam rekening sebagaimana dimaksud pada ayat (4), dapat ditempatkan ke dalam instrumen investasi Pemerintah. (11) Penggunaan anggaran Kewajiban Penjaminan dan penggunaan dana cadangan penjaminan Pemerintah atau dana jaminan penugasan pembiayaan infrastruktur daerah sebagaimana dimaksud pada ayat (2), ayat (3), ayat (4), ayat (5), ayat (6), ayat (7), ayat (8), ayat (9), dan ayat (10) dilaksanakan berdasarkan ketentuan peraturan perundang- undangan. Pasal 43 (1) Pembayaran bunga utang dan pengeluaran cicilan pokok utang dapat disesuaikan dengan kebutuhan realisasi pada tahun anggaran berjalan, yang selanjutnya dilaporkan Pemerintah dalam APBN Perubahan Tahun Anggaran 2023 dan/atau Laporan Keuangan Pemerintah Pusat Tahun 2023. (2) Pemerintah dapat melakukan transaksi Lindung Nilai dalam rangka mengendalikan risiko fluktuasi beban pembayaran kewajiban utang, dan/atau melindungi posisi nilai utang, dari risiko yang timbul maupun yang diperkirakan akan timbul akibat adanya volatilitas faktor-faktor pasar keuangan. (3) Pemenuhan kewajiban yang timbul dari transaksi Lindung Nilai sebagaimana dimaksud pada ayat (2) dibebankan pada anggaran pembayaran bunga utang dan/atau pengeluaran cicilan pokok utang. (4) Kewajiban yang timbul sebagaimana dimaksud pada ayat (3) bukan merupakan kerugian keuangan negara. (5) Ketentuan lebih lanjut mengenai pelaksanaan transaksi Lindung Nilai sebagaimana dimaksud pada ayat (2) diatur dengan Peraturan Menteri Keuangan. Pasal 44 . . . SK No 156869 A

PRESIDEN REPUBLIK INDONESIA —49—Pasal 44 (1) Menteri Keuangan diberikan wewenang untuk menyelesaikan piutang instansi Pemerintah Pusat/Daerah yang diurus/dikelola oleh Panitia Urusan Piutang Negara/Direktorat Jenderal Kekayaan Negara, dengan jumlah sampai dengan Rp2.000.000.000,00 (dua miliar rupiah), meliputi namun tidak terbatas pada restrukturisasi dan pemberian keringanan utang pokok sampai dengan 100% (seratus persen). (2) Ketentuan lebih lanjut mengenai tata cara dan kriteria penyelesaian piutang instansi Pemerintah sebagaimana dimaksud pada ayat (1) diatur dengan Peraturan Menteri Keuangan. Pasal 45 Pemerintah menyusun laporan: a. pelaksanaan APBN Semester Pertama Tahun Anggaran 2023; dan b. pertanggungjawaban atas pelaksanaan APBN Tahun Anggaran 2023, sesuai dengan ketentuan peraturan perundang-undangan. Pasal 46 (1) Dalam keadaan darurat, Pemerintah dapat melakukan langkah antisipasi dengan persetujuan Dewan Perwakilan Rakyat. (2) Persetujuan De wan Perwakilan Rakyat sebagaimana dimaksud pada ayat (1) merupakan keputusan yang tertuang di dalam kesimpulan Rapat Kerja Badan Anggaran Dewan Perwakilan Rakyat dengan Pemerintah, yang diberikan dalam waktu tidak lebih dari 2x24 (dua kali dua puluh empat) jam setelah usulan disampaikan Pemerintah kepada Dewan Perwakilan Rakyat. (3) Dalam hal persetujuan De wan Perwakilan Rakyat sebagaimana dimaksud pada ayat (1) karena suatu dan lain hal belum dapat ditetapkan, Pemerintah dapat mengambil langkah-langkah antisipasi sebagaimana dimaksud pada ayat (1) sesuai dengan ketentuan peraturan perundang-undangan. (4) Pemerintah SK No 156870 A

PRESIDEN REPUBLIK INDONESIA —50—(4) Pemerintah melaporkan langkah-langkah kebijakan sebagaimana dimaksud pada ayat (1) dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 47 (1) Pemerintah dapat melakukan penyesuaian APBN Tahun Anggaran 2023 dengan perkembangan dan/atau perubahan keadaan, untuk dibahas bersama Dewan Perwakilan Rakyat dengan Pemerintah dalam rangka penyusunan perkiraan perubahan atas APBN Tahun Anggaran 2023, jika terjadi: a. perkembangan indikator ekonomi makro yang tidak sesuai dengan asumsi yang digunakan sebagai acuan dalam APBN Tahun Anggaran 2023; b. perubahan pokok-pokok kebijakan fiskal; c. keadaan yang menyebabkan harus dilakukan pergeseran anggaran antarunit organisasi dan/atau an tarprogram; dan/atau d. keadaan yang menyebabkan SAL tahun sebelumnya harus digunakan untuk pembiayaan anggaran tahun berjalan. (2) SAL sebagaimana dimaksud pada ayat (1) huruf d merupakan SAL yang ada di rekening Bank Indonesia yang penggunaannya ditetapkan oleh Menteri Keuangan sesuai dengan ketentuan peraturan perundang-undangan dan dilaporkan dalam laporan pertanggungjawaban pelaksanaan atas APBN. (3) Dalam hal dilakukan penyesuaian APBN Tahun Anggaran 2023 sebagaimana dimaksud pada ayat (1), Pemerintah mengajukan Rancangan Undang-Undang mengenai Perubahan atas Undang-Undang APBN Tahun Anggaran 2023 untuk mendapatkan persetujuan Dewan Perwakilan Rakyat sebelum Tahun Anggaran 2023 berakhir. Pasal 48 (1) Dalam hal Lembaga Penjamin Simpanan mengalami kesulitan likuiditas, Pemerintah dapat memberikan pinjaman kepada Lembaga Penjamin Simpanan. (2) Sumber . . . SK No 156871A SK No 156871 A SK No 156871 A (4) Pemerintah . . . SK No 156870 A

PRESIDEN REPUBLIK INDONESIA —51—(2) Sumber dana untuk pemberian pinjaman sebagaimana dimaksud pada ayat (1) sebagai berikut: a. penggunaan SAL untuk menutup kekurangan pembiayaan APBN, dengan terlebih dahulu memperhitungkan ketersediaan SAL untuk kebutuhan anggaran sampai dengan akhir tahun anggaran berjalan dan awal tahun anggaran berikutnya; dan/atau b. penambahan utang. (3) Dalam hal terjadi pemberian pinjaman kepada Lembaga Penjamin Simpanan sebagaimana dimaksud pada ayat (1), Pemerintah melaporkan dalam Laporan Keuangan Pemerintah Pusat Tahun 2023 termasuk sumber dana untuk pemberian pinjaman sebagaimana dimaksud pada ayat (2). Pasal 49 (1) Dalam rangka persiapan, pembangunan, dan pemindahan Ibu Kota Negara, serta penyelenggaraan Pemerintahan Daerah Khusus lbu Kota Nusantara, Pemerintah menetapkan Bagian Anggaran untuk Otorita Ibu Kota Nusantara. (2) Otorita Ibu Kota Nusantara sebagaimana dimaksud pada ayat (1) dipimpin oleh Kepala Otorita Ibu Kota Nusantara yang berkedudukan sebagai pengguna anggaran / pengguna barang untuk Ibu Kota Nusantara. (3) Penetapan Bagian Anggaran untuk Otorita Ibu Kota Nusantara dilakukan oleh Menteri Keuangan. (4) Pengawasan pelaksanaan anggaran pendapatan dan belanja Otorita Ibu Kota Nusantara dilakukan oleh Dewan Perwakilan Rakyat. (5) Pelaksanaan persiapan, pelaksanaan pembangunan, dan/atau pemindahan Ibu Kota Negara dapat dilakukan oleh kementerian negara/lembaga sesuai tugas dan fungsinya dengan anggaran yang bersumber dari APBN. Pasal 50 . . . SK No 156872A

PRESIDEN REPUBLIK INDONESIA—52—Pasal 50 Postur APBN Tahun Anggaran 2023 yang memuat rincian besaran Pendapatan Negara, Belanja Negara, surplus/defisit anggaran, dan Pembiayaan Anggaran tercantum dalam Lampiran II yang merupakan bagian tidak terpisahkan dari Undang-Undang ini. Pasal 51 (1) Peraturan Presiden mengenai Rincian APBN Tahun Anggaran 2023 yang merupakan pelaksanaan dari Undang-Undang ini ditetapkan paling lambat tanggal 30 November 2022. (2) Rincian APBN, sebagaimana dimaksud pada ayat (1), antara lain berisikan rincian program, kegiatan, klasifikasi rincian keluaran (output), keluaran (output), rincian jenis belanja, serta Kerangka Pengeluaran Jangka Menengah (KPJM) untuk Belanja Pemerintah Pusat, dan/atau pengaturan earmarking belanja dalam rangka menghadapi ancaman terhadap perekonomian dan/atau instabilitas sistem keuangan. (3) Menteri Keuangan menetapkan standardisasi keluaran (output) dan hasil (outcome) dari belanja negara serta kriteria yang jelas terkait output/outcome, untuk mewujudkan kinerja anggaran yang lebih tepat guna dan tepat sasaran dan meningkatkan kesejahteraan rakyat, serta menciptakan kemudahan akses atas pelayanan kesehatan, pendidikan, perumahan, pekerjaan, dan/atau bantuan dari Pemerintah. Pasal 52 (1) Dalam rangka penanggulangan bencana, Pemerintah melalui Kementerian Keuangan mengelola Dana Bersama Penanggulangan Bencana. (2) Dana Bersama Penanggulangan Bencana sebagaimana dimaksud pada ayat (1) dikelola secara khusus. (3) Dalam . . . SK No 156873 A SK No 156873 A SK No 156873 A SK No 156872 A

PRESIDEN REPUBLIK INDONESIA —53—(3) Dalam hal sumber Dana Bersama Penanggulangan Bencana sebagaimana dimaksud pada ayat (1) yang berasal dari pinjaman luar negeri, Pemerintah dapat mengadakan pinjaman siaga. (4) Dalam rangka pengelolaan secara khusus Dana Bersama Penanggulangan Bencana sebagaimana dimaksud pada ayat (2), dalam hal terdapat sisa Dana Cadangan Bencana dapat diakumulasikan ke dalam Dana Bersama Penanggulangan Bencana pada tahun- tahun berikutnya. Pasal 53 Pemerintah dalam melaksanakan APBN Tahun Anggaran 2023 mengupayakan pemenuhan sasaran pembangunan yang berkualitas, dalam bentuk: a. penurunan kemiskinan menjadi 7,5%—8,5% (tujuh koma lima persen sampai dengan delapan koma lima persen); b. tingkat pengangguran terbuka menjadi 5,3%—6,0% (lima koma tiga persen sampai dengan enam koma nol persen); c. penurunan Gini Ratio menjadi 0,375—0,378 (nol koma tiga tujuh lima sampai dengan nol koma tiga tujuh delapan); d. peningkatan Indeks Pembangunan Manusia menjadi 73,31—73,49 (tujuh puluh tiga koma tiga satu sampai dengan tujuh puluh tiga koma empat sembilan); dan e. peningkatan Nilai Tukar Petani menjadi 105—107 (seratus lima sampai dengan seratus tujuh) dan Nilai Tukar Nelayan menjadi 107—108 (seratus tujuh sampai dengan seratus delapan). Pasal 54 Ketentuan sebagaimana dimaksud dalam Pasal 34 dan Pasal 35 mulai berlaku pada tanggal Undang-Undang ini diundangkan. Pasal 55 Undang-Undang ini mulai berlaku pada tanggal 1 Januari 2023. Agar . . . SK No 156874A SK No 156874 A SK No 156874 A

PRESIDEN
REPUBLIK INDONESIA

- 54 -

Agar setiap orang mengetahuinya, memerintahkan pengundangan Undang-Undang ini dengan penempatannya dalam Lembaran Negara Republik Indonesia.

Disahkan di Jakarta
pada tanggal 27 Oktober 2022

PRESIDEN REPUBLIK INDONESIA,

ttd.

JOKO WIDODO

Diundangkan di Jakarta
pada tanggal 27 Oktober 2022

MENTERI SEKRETARIS NEGARA
REPUBLIK INDONESIA,

ttd.

PRATIKNO

LEMBARAN NEGARA REPUBLIK INDONESIA TAHUN 2022 NOMOR 208

Salinan sesuai dengan aslinya
KEMENTERIAN SEKRETARIAT NEGARA
REPUBLIK INDONESIA
Deputi Bidang Perundang-undangan dan
Administrasi Hukum

Lydia Silvanna Djaman

SK No 156571 A

PRESIDEN REPUBLIK INDONESIA PENJELASAN ATAS UNDANG-UNDANG REPUBLIK INDONESIA NOMOR 28 TAHUN 2022 TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023 I. UMUM Pandemi Corona Virus Disease 2019 (COVID-19) telah memberikan pelajaran berharga berupa kesiapsiagaan dalam menghadapi kemungkinan munculnya pandemi di masa datang. Kapasitas layanan kesehatan terus diperkuat dan ketersediaan tenaga medis serta alat-alat kesehatan termasuk obat-obatan akan terus diupayakan. Selain itu, berbagai upaya juga dilakukan untuk meningkatkan kemandirian industri farmasi dan alat kesehatan serta produksi vaksin. Langkah strategi penanganan pandemi yang dilakukan Pemerintah serta dukungan stimulus yang diberikan bagi perekonomian dan masyarakat terdampak mulai memperlihatkan hasil berupa pandemi yang terkendali serta aktivitas ekonomi yang semakin membaik. Berdasarkan kondisi tersebut, tahun 2023 menjadi sebuah milestone untuk pemulihan ekonomi secara cepat, membangun kembali daya tahan ekonomi, serta melanjutkan berbagai agenda pembangunan. Meskipun demikian, kewaspadaan harus tetap dijaga karena risiko munculnya varian baru. Walaupun situasi pandemi telah menunjukkan perbaikan, risiko kini bergeser ke gejolak ekonomi global. Konflik geopolitik Rusia-Ukraina telah menyebabkan eskalasi gangguan sisi suplai yang menyebabkan melonjaknya harga-harga komoditas global dan telah mendorong kenaikan laju inflasi di banyak negara. Potensi krisis pangan dan energi mengancam di banyak negara. Laju inflasi pada beberapa negara seperti Amerika Serikat dan Eropa dalam beberapa bulan terakhir terus mencatatkan rekor tertinggi. Meskipun terdapat risiko transmisi dari tekanan ekonomi global kepada perekonomian domestik, fundamental ekonomi makro Indonesia masih sehat dan berdaya tahan di tengah gejolak global yang tengah terjadi. Laju inflasi Indonesia masih jauh lebih moderat dibandingkan dengan negara-negara lain. APBN bekerja keras dalam menjalankan fungsinya sebagai instrumen stabilisasi perekonomian dengan menyerap dampak tingginya harga komoditas dunia melalui peningkatan subsidi energi dan kompensasi kepada BUMN terkait penyediaan energi. Selain itu, koordinasi yang kuat antara pusat-daerah serta dukungan dan sinergi yang kuat antara Pemerintah dan Bank Indonesia turut berperan dalam menjaga stabilitas harga, khususnya harga pangan di seluruh daerah. Dengan. . . SK No 156827 A SK No 156827 A SK No 156827 A SK No 156571 A

PRESIDEN REPUBLIK INDONESIA —2—Dengan mempertimbangkan dinamika terkini ekonomi nasional, arah pembangunan ekonomi, serta potensi risiko dan tantangan di tahun 2023, ditentukan asumsi dasar ekonomi makro yang digunakan sebagai landasan penyusunan rancangan APBN Tahun Anggaran 2023. Pertumbuhan ekonomi tahun 2023 diperkirakan sebesar 5,3% (lima koma tiga persen). Meskipun harus dihadapkan dengan faktor ketidakpastian yang tinggi, Pemerintah akan berupaya maksimal dalam menjaga keberlanjutan pemulihan ekonomi nasional. Pemerintah juga akan terus mendukung munculnya potensi sumber-sumber pertumbuhan baru terutama dari key emerging trends. Pelaksanaan reformasi struktural juga harus diakselerasi untuk menstimulasi transformasi perekonomian yang berkelanjutan dan inklusif. Manajemen fiskal akan dilaksanakan dengan lebih efektif dan efisien dalam menentukan prioritas pembangunan, namun tetap siaga dalam menghadapi dinamika yang ada di masa depan. Bauran kebijakan serta koordinasi yang semakin erat di seluruh lapisan institusi akan kembali mengawal momentum pemulihan seperti yang telah dilakukan dalam dua tahun terakhir. Inflasi tahun 2023 akan dijaga di kisaran 3,6% (tiga koma enam persen). Dengan kebijakan APBN akan tetap diarahkan untuk mengantisipasi tekanan dari sektor eksternal. Asumsi inflasi pada level ini juga turut menggambarkan keberlanjutan pemulihan sisi permintaan, terutama akibat perbaikan daya beli masyarakat. Rata-rata nilai tukar rupiah tahun 2023 ditargetkan bergerak di Rp 14.800,00 (empat belas ribu delapan ratus rupiah) per dollar Amerika Serikat. Sementara rata-rata suku bunga Surat Utang Negara 10 (sepuluh) tahun pada tahun 2023 diprediksi pada level 7,9% (tujuh koma sembilan persen). Implementasi agenda reformasi struktural akan menjadi faktor penting dalam membangun kepercayaan investor pada perekonomian nasional dalam jangka panjang. Selanjutnya, sejalan dengan harga komoditas yang diperkirakan termoderasi di tahun 2023, harga minyak mentah Indonesia (ICP) diperkirakan akan mencapai $90 (sembilan puluh dollar) Amerika Serikat per barel. Di sisi lain, lifting minyak dan gas bumi diperkirakan masing- masing mencapai 660.000 (enam ratus enam puluh ribu) barel per hari dan 1.100.000 (satu juta seratus ribu) barel setara minyak per hari. APBN . . . SK No 156502A

PRESIDEN REPUBLIK INDONESIA —3—APBN Tahun Anggaran 2023 akan difokuskan pada 5 (lima) agenda utama yaitu (1) Penguatan kualitas sumber daya manusia unggul yang produktif, inovatif dan berdaya saing melalui peningkatan kualitas pendidikan dan sistem kesehatan serta akselerasi reformasi sistem perlindungan sosial; (2) Akselerasi pembangunan infrastruktur pendukung transformasi ekonomi, khususnya pembangunan infrastruktur di bidang energi, pangan, konektivitas, dan Information and Communication Technology} (3) Pemantapan efektivitas implementasi reformasi birokrasi dan simplifikasi regulasi; (4) Pelaksanaan revitalisasi industri, dengan mendorong hilirisasi untuk mendorong peningkatan aktivitas ekonomi yang bernilai tambah tinggi dan berbasis ekspor; dan (5) Mendorong pembangunan dan pengembangan ekonomi hijau. Tahun 2023, merupakan momentum untuk melaksanakan konsolidasi fiskal yang berkualitas yaitu upaya konsolidasi fiskal yang disertai reformasi fiskal yang komprehensif. Hal ini dimaksudkan agar pengelolaan fiskal tetap menjaga keseimbangan antara kemampuan countercyclical dengan upaya pengendalian risiko pembiayaan. Dengan tetap mencermati dinamika perekonomian dan perkembangan penanganan pandemi Corona Virus Disease 2019 (COVID- 19), kebijakan fiskal juga harus antisipatif dan responsif, serta memastikan kesehatan keberlanjutan fiskal jangka panjang tetap dapat dijaga. Penyusunan tema pembangunan Rencana Kerja Pemerintah Tahun 2023 dilakukan dengan mempertimbangkan arahan Presiden, hasil evaluasi kinerja pembangunan tahun 2021, evaluasi kebijakan tahun 2022, forum konsultasi publik, kerangka ekonomi makro, sasaran RPJMN 2020-2024, dinamika pandemi Corona Virus Disease 2019 (COVID-19), dan isu strategis yang menjadi perhatian. Dengan memperhatikan berbagai hal tersebut, maka tema pembangunan Rencana Kerja Pemerintah Tahun 2023 adalah “Peningkatan Produktivitas untuk Transformasi Ekonomi yang Inklusif dan Berkelanjutan?. Dengan mengacu pada sasaran pembangunan yang hendak dicapai, maka ditetapkan 8 (delapan) arah kebijakan pembangunan yang ditempuh dalam Rencana Kerja Pemerintah Tahun 2023, yakni (1) percepatan penghapusan kemiskinan ekstrem; (2) peningkatan kualitas sumber daya manusia kesehatan dan pendidikan; (3) penanggulangan pengangguran disertai dengan peningkatan decent job} (4) mendorong pemulihan dunia usaha; (5) revitalisasi industri dan penguatan riset terapan; (6) pembangunan rendah karbon dan transisi energi (respons terhadap perubahan iklim); (7) percepatan pembangunan infrastruktur dasar, antara lain air bersih dan sanitasi; dan (8) pembangunan Ibu Kota Nusantara. Sebagai . . . SK No 156503 A

PRESIDEN REPUBLIK INDONESIA —4—Sebagai operasionalisasi dari arah kebijakan tersebut, ditetapkan strategi pembangunan tahun 2023, yakni (1) penguatan sistem jaminan sosial; (2) percepatan modernisasi pertanian; (3) peningkatan pemerataan pembangunan; (4) penguatan sistem kesehatan nasional; (5) peningkatan kualitas pendidikan (sistem pendidikan dan pendidikan karakter); (6) perluasan penyediaan lapangan usaha; (7) percepatan revitalisasi pariwisata; (8) memperkuat peran Usaha Mikro, Kecil, dan Menengah dalam perekonomian nasional; (9) percepatan revitalisasi dan hilirisasi industri; (10) percepatan serta penguatan pemanfaatan riset dan inovasi dalam pembangunan; (11) mendorong aktivitas ekonomi rendah karbon; (12) percepatan transisi energi dengan pengembangan energi ramah lingkungan; (13) peningkatan penyediaan air bersih sanitasi; (14) percepatan pemerataan infrastruktur digital; (15) percepatan pemerataan infrastruktur konektivitas; dan (16) percepatan penyediaan fasilitas dasar di Ibu Kota Nusantara. Arah kebijakan dan strategi pembangunan nasional tahun 2023 dituangkan ke dalam 7 (tujuh) Prioritas Nasional. Penjelasan lebih lanjut dari masing-masing prioritas nasional dalam Rencana Kerja Pemerintah Tahun 2023 berikut ini. Prioritas Nasional 1, Memperkuat Ketahanan Ekonomi untuk Pertumbuhan yang Berkualitas dan Berkeadilan diarahkan untuk mendorong peningkatan produktivitas untuk transformasi ekonomi yang inklusif dan berkelanjutan. Pelaksanaannya difokuskan pada sektor pertanian; industri pengolahan; pariwisata; Usaha Mikro, Kecil, dan Menengah; serta didukung penguatan reformasi fiskal; penguatan sistem keuangan; peningkatan kualitas investasi; peningkatan ekspor dan partisipasi dalam rantai produksi global; perbaikan sistem logistik; percepatan transisi menuju Energi Baru dan Terbarukan; pemanfaatan digitalisasi; dan ekonomi hijau. Prioritas Nasional 2, Mengembangkan Wilayah untuk Mengurangi Kesenjangan dan Menjamin Pemerataan diarahkan untuk mempercepat pemulihan dampak Pandemi Corona Virus Disease 2019 (COVID-19), dengan mengadopsi cara-cara baru dan pengembangan sumber pertumbuhan baru seiring pergeseran preferensi permintaan dan gaya hidup sehat dan berkelanjutan, mempercepat transformasi sosial ekonomi untuk meningkatkan rantai produksi serta rantai nilai daerah, mempercepat optimalisasi keunggulan kompetitif wilayah, dan mempercepat pemerataan kualitas hidup antarwilayah. Prioritas Nasional 3, Meningkatkan sumber daya manusia Berkualitas dan Berdaya Saing merupakan kunci peningkatan produktivitas untuk mendukung transformasi ekonomi yang inklusif dan berkelanjutan. Pembangunan SDM tahun 2023 akan diarahkan pada keberlanjutan Reformasi Sistem Kesehatan Nasional, Percepatan Penurunan Kematian Ibu dan Stunting, dan Reformasi Sistem Perlindungan Sosial. Priotitas . . . SK No 156504A

PRESIDEN REPUBLIK INDONESIA Prioritas Nasional 4, Revolusi Mental dan Pembangunan Kebudayaan memiliki kedudukan penting dalam pembangunan nasional untuk mewujudkan negara-bangsa yang maju, modern, unggul, dan berdaya saing. Revolusi mental sebagai gerakan kebudayaan memiliki peran sentral dalam memperkuat karakter dan sikap mental yang berorientasi pada kemajuan, disiplin, etos kerja, jujur, tekun, gigih, dan tangguh sebagai faktor penentu untuk mencapai kemajuan melalui proses pembangunan dan modernisasi di segala bidang kehidupan. Prioritas Nasional 5, Memperkuat Infrastruktur untuk Mendukung Pengembangan Ekonomi dan Pelayanan Dasar difokuskan pada peningkatan produktivitas untuk transformasi ekonomi yang inklusif melalui percepatan penyediaan infrastruktur pelayanan dasar dan infrastruktur ekonomi mendukung sektor-sektor yang menjadi penggerak bagi pemulihan dan pertumbuhan ekonomi, serta pembangunan Ibu Kota Nusantara. Prioritas Nasional 6, Membangun Lingkungan Hidup, Meningkatkan Ketahanan Bencana, dan Perubahan Iklim difokuskan pada upaya menjaga kelestarian sumber daya alam dan lingkungan hidup untuk menopang produktivitas dan kualitas kehidupan masyarakat dalam rangka menuju transformasi ekonomi hijau yang inklusif dan berkelanjutan; serta pembangunan yang berorientasi pada pencegahan, pengurangan risiko, dan tangguh bencana. Pembangunan lingkungan hidup, ketahanan bencana, dan perubahan iklim diarahkan pada kebijakan peningkatan kualitas lingkungan hidup; pengelolaan keanekaragaman hayati yang berkelanjutan; peningkatan ketahanan terhadap bencana dan dampak iklim; serta pembangunan rendah karbon. Prioritas Nasional 7, Memperkuat Stabilitas Polhukhankam dan Transformasi Pelayanan Publik. Pembangunan bidang politik, hukum, pertahanan, dan keamanan diarahkan pada upaya peningkatan produktivitas untuk transformasi ekonomi yang inklusif dan berkelanjutan. Peningkatan produktivitas didorong melalui perbaikan pada sistem hukum ekonomi, pencegahan dan pemberantasan korupsi di tengah pandemi, peningkatan kerja sama pembangunan internasional yang menyertakan aktor nonpemerintah, serta penyelenggaraan pertahanan dan keamanan di tengah peningkatan respons pertahanan beberapa negara di kawasan Asia dan penguatan teknologi keamanan siber. Sebagai tahun penting dalam proses tahapan pemilu, kegiatan-kegiatan terkait pemilu dan peningkatan kualitas demokrasi diberikan perhatian lebih besar dibandingkan tahun- tahun sebelumnya. Bidang pelayanan publik difokuskan pada pelayanan publik berbasis elektronik yang terintegrasi, penguatan kelembagaan, dan proses bisnis yang efektif didukung oleh ASN profesional untuk mewujudkan birokrasi pemerintah yang melayani dan responsif, serta penguatan pengawasan penyelenggaraannya. Agar . . . SK No 156505 A

PRESIDEN REPUBLIK INDONESIA —6—Agar prioritas sasaran pembangunan nasional dan prioritas nasional lainnya tersebut dapat tercapai, Pemerintah perlu melakukan reformasi baik dari sisi pendapatan dan belanja, serta melakukan berbagai inovasi untuk pembiayaan defisit APBN Tahun Anggaran 2023. Oleh sebab itu, konsolidasi dan reformasi fiskal harus terus dilakukan secara menyeluruh, bertahap, dan terukur. Dimulai dari penguatan sisi penerimaan negara, perbaikan sisi belanja dan pengelolaan pembiayaan yang prudent dan hati- hati, untuk mewujudkan pengelolaan fiskal yang lebih sehat, berdaya tahan, dan mampu menjaga stabilitas perekonomian ke depan. Reformasi fiskal di sisi penerimaan dijalankan melalui optimalisasi pendapatan yang ditempuh melalui penggalian potensi, perluasan basis perpajakan, peningkatan kepatuhan wajib pajak, dan optimalisasi pengelolaan aset serta inovasi layanan. Dengan demikian, rasio perpajakan dapat meningkat untuk penguatan ruang fiskal, dengan tetap menjaga iklim investasi dan keberlanjutan dunia usaha serta melindungi daya beli masyarakat. Di sisi belanja, reformasi dijalankan melalui penguatan belanja agar lebih berkualitas dengan penguatan spending better. Upaya yang ditempuh melalui pengendalian belanja agar lebih efisien, lebih produktif, dan menghasilkan multiplier effect yang kuat terhadap perekonomian serta efektif untuk mendukung program-program pembangunan prioritas dan peningkatan kesejahteraan masyarakat. Inovasi di sisi pembiayaan difokuskan untuk mendorong pembiayaan yang fleksibel dengan kehati-hatian, melalui Kerja Sama Pemerintah dan Badan Usaha yang lebih terintegrasi dalam pembiayaan infrastruktur, penguatan peran Lembaga Pengelola Investasi, serta pendalaman pasar obligasi negara. Pembahasan Rancangan Undang-Undang tentang APBN Tahun Anggaran 2023 dilakukan Dewan Perwakilan Rakyat bersama Pemerintah dengan memperhatikan pertimbangan Dewan Perwakilan Daerah sebagaimana tercantum dalam Surat Keputusan Dewan Perwakilan Daerah Nomor 7/DPD RI/I/2022-2023, tanggal 13 September 2022. Pembahasan Undang-Undang ini dilaksanakan oleh Pemerintah dan Dewan Perwakilan Rakyat dengan memperhatikan Putusan Mahkamah Konstitusi Nomor 35/PUU-XI/2013 tanggal 22 Mei 2014. II. PASAL . . . SK No 156506 A

PRESIDEN REPUBLIK INDONESIA —7—II. PASAL DEMI PASAL Pasal 1 Cukup jelas. Pasal 2 Cukup jelas. Pasal 3 Cukup jelas. Pasal 4 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Huruf a Cukup jelas. Huruf b Pihak ketiga yang pajak penghasilannya ditanggung Pemerintah adalah pihak ketiga yang memberikan jasa kepada Pemerintah atau pihak lain yang mendapat penugasan sesuai dengan ketentuan peraturan perundang-undangan dalam rangka penerbitan dan/atau pembelian kembali SBN di pasar internasional, yang antara lain agen penjual, agen pembeli/penukar, bursa efek di luar negeri, wali amanat, agen penata usaha, agen pembayar, lembaga rating, dan konsultan hukum internasional, tidak termasuk konsultan hukum lokal. Huruf c Cukup jelas. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Ayat (7) Cukup jelas. Ayat (8) . . . SK No 156507 A

PRESIDEN REPUBLIK INDONESIA Ayat (8) Cukup jelas. Ayat (9) Cukup jelas. Ayat (10) Cukup jelas. Ayat (11) Cukup jelas. Pasal 5 Ayat (1) Cukup jelas. Ayat (2) Huruf a Cukup jelas. Huruf b Khusus pendapatan sumber daya alam nonminyak bumi dan gas bumi yang bersumber dari sektor kehutanan, tidak hanya ditujukan sebagai target penerimaan negara melainkan lebih ditujukan untuk pengamanan kelestarian hutan. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Pasal 6 Cukup jelas. Pasal 7 Cukup jelas. Pasal 8 Cukup jelas. Pasal 9 . . . SK No 156508A

PRESIDEN REPUBLIK INDONESIA —9—Pasal 9 Cukup jelas. Pasal 10 Ayat (1) Huruf a DBH tahun anggaran berjalan yang dialokasikan per daerah telah memperhitungkan penyesuaian DBH sebesar Rp25.000.000.000.000,00 (dua puluh lima triliun rupiah) yang dihitung secara proporsional terhadap pagu alokasi per jenis DBH, sehingga nilai yang dialokasikan sebesar Rpl33.978.872.888.000,00 (seratus tiga puluh tiga triliun sembilan ratus tujuh puluh delapan miliar delapan ratus tujuh puluh dua juta delapan ratus delapan puluh delapan ribu rupiah). Huruf b Kurang Bayar DBH tidak termasuk tambahan DBH Tahun Anggaran 2022 yang tidak dialokasikan per daerah sebesar Rp 12.000.000.000.000,00 (dua belas triliun rupiah) yang diperhitungkan sebagai burden sharing atas realisasi penerimaan negara yang dibagihasilkan dari sumber daya mineral dan batu bara Tahun Anggaran 2022. Huruf c DBH tahun anggaran berjalan dapat disesuaikan dengan memperhatikan kemampuan keuangan negara. Ayat (2) Huruf a Cukup jelas. Huruf b DBH ini termasuk DBH dari Pajak Penghasilan Pasal 25 dan Pasal 29 Wajib Pajak Orang Pribadi Dalam Negeri yang pemungutannya bersifat final berdasarkan Peraturan Pemerintah Nomor 23 Tahun 2018 tentang Pajak Penghasilan atas Penghasilan dari Usaha yang diterima atau diperoleh Wajib Pajak yang Memiliki Peredaran Bruto tertentu dan tidak termasuk Pajak Penghasilan ditanggung Pemerintah. Huruf c Cukup jelas. Ayat (3) . . . SK No 156509A

PRESIDEN REPUBLIK INDONESIA —10—Ayat (3) Huruf a Cukup jelas. Huruf b Cukup jelas. Huruf c Cukup jelas. Huruf d Cukup jelas. Huruf e Cukup jelas. Huruf f DBH Perkebunan Sawit dialokasikan kepada daerah penghasil, daerah yang berbatasan langsung dengan daerah penghasil, daerah lainnya dalam provinsi yang sama dengan daerah penghasil, dan/atau provinsi yang bersangkutan. Ayat (4) Cukup jelas. Ayat (5) Dalam hal realisasi penerimaan negara sampai dengan akhir Tahun Anggaran 2022 belum tersedia, dapat digunakan perkiraan realisasi penerimaan negara. Yang dimaksud dengan ?ketentuan peraturan perundang- undangan? adalah ketentuan peraturan perundang-undangan yang mengatur mengenai tata cara pengalokasian DBH sumber daya alam termasuk DBH yang terkait dengan perkebunan sawit. Ayat (6) Alokasi kinerja diberikan kepada daerah yang mencapai tingkat kinerja tertentu. Ayat (7) Bobot alokasi formula ditetapkan untuk daerah penghasil, daerah pengolah, dan/atau daerah yang berbatasan langsung dengan daerah penghasil dalam pengalokasian DBH sumber daya alam minyak bumi dan gas bumi, DBH sumber daya alam mineral dan batu bara, DBH sumber daya alam kehutanan, dan DBH sumber daya alam panas bumi. Bobot . . . SK No 156510A

PRESIDEN REPUBLIK INDONESIA —11—Bobot alokasi formula dilaksanakan dengan ketentuan: a. 100% (seratus persen) alokasi untuk daerah penghasil, dalam hal suatu daerah ditetapkan sebagai daerah penghasil; b. 100% (seratus persen) alokasi daerah pengolah, dalam hal suatu daerah ditetapkan sebagai daerah pengolah; c. 60% (enam puluh persen) alokasi daerah yang berbatasan langsung dengan daerah penghasil, dalam hal suatu daerah ditetapkan sebagai daerah yang berbatasan langsung dengan daerah penghasil; d. 100% (seratus persen) alokasi daerah penghasil dan 60% (enam puluh persen) alokasi daerah pengolah, dalam hal suatu daerah ditetapkan sebagai daerah penghasil dan daerah pengolah; e. 100% (seratus persen) alokasi daerah penghasil dan 60% (enam puluh persen) alokasi daerah yang berbatasan langsung dengan daerah penghasil, dalam hal suatu daerah ditetapkan sebagai daerah penghasil dan daerah yang berbatasan langsung dengan daerah penghasil; f. 100% (seratus persen) alokasi daerah pengolah dan 60% (enam puluh persen) alokasi daerah yang berbatasan langsung dengan daerah penghasil, dalam hal suatu daerah ditetapkan sebagai daerah pengolah dan daerah yang berbatasan langsung dengan daerah penghasil; dan g. 100% (seratus persen) alokasi daerah penghasil, 60% (enam puluh persen) alokasi daerah pengolah, dan 60% (enam puluh persen) alokasi daerah yang berbatasan langsung dengan daerah penghasil, dalam hal suatu daerah ditetapkan sebagai daerah penghasil, daerah pengolah, dan daerah yang berbatasan langsung dengan daerah penghasil. Alokasi formula yang tidak terbagi ke daerah penghasil, daerah pengolah, dan/atau daerah yang berbatasan langsung dengan daerah penghasil setelah dilakukan perhitungan dialokasikan kepada seluruh provinsi secara proporsional terhadap total alokasi daerah penghasil di provinsi yang bersangkutan, dan selanjutnya dibagikan secara merata kepada seluruh kabupaten/ kota di provinsi yang bersangkutan. Bobot alokasi kinerja ditetapkan untuk daerah provinsi dan daerah kabupaten / kota serta dapat mempertimbangkan antara lain pembagian kewenangan dan pemerataan kemampuan keuangan daerah. Ayat (8) . . . SK No 155511A

PRESIDEN REPUBLIK INDONESIA —12—Ayat (8) Cukup jelas. Ayat (9) Kebijakan ini merupakan konsekuensi dari perubahan kebijakan berupa pengalihan kewenangan di bidang kehutanan dari kabupaten/kota menjadi kewenangan provinsi sebagaimana diatur dalam Undang-Undang Nomor 23 Tahun 2014 tentang Pemerintahan Daerah sebagaimana telah beberapa kali diubah terakhir dengan Undang-Undang Nomor 9 Tahun 2015 tentang Perubahan Kedua atas Undang-Undang Nomor 23 Tahun 2014 tentang Pemerintahan Daerah. Pengalokasian DBH Kehutanan Dana Reboisasi kepada provinsi penghasil dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan serta dapat mempertimbangkan kinerja atas pengelolaan hutan. Ayat (10) Huruf a Cukup jelas. Huruf b Dengan ketentuan ini daerah tidak lagi diwajibkan untuk mengalokasikan DBH Minyak Bumi dan Gas Bumi sebesar 0,5% (nol koma lima persen) untuk tambahan anggaran pendidikan dasar. Kebijakan penggunaan DBH Minyak Bumi dan Gas Bumi untuk Provinsi Papua Barat dan Provinsi Aceh dilaksanakan sesuai dengan ketentuan Undang-Undang Nomor 21 Tahun 2001 tentang Otonomi Khusus Bagi Provinsi Papua sebagaimana telah beberapa kali diubah terakhir dengan Undang-Undang Nomor 2 Tahun 2021 tentang Perubahan Kedua atas Undang-Undang Nomor 21 Tahun 2001 tentang Otonomi Khusus Bagi Provinsi Papua, dan Undang-Undang Nomor 11 Tahun 2006 tentang Pemerintahan Aceh. Huruf c Kebijakan ini merupakan konsekuensi dari perubahan kebijakan berupa pengalihan kewenangan di bidang kehutanan dari kabupaten/kota menjadi kewenangan provinsi sebagaimana diatur dalam Undang-Undang Nomor 23 Tahun 2014 tentang Pemerintahan Daerah sebagaimana telah beberapa kali diubah terakhir dengan Undang-Undang Nomor 9 Tahun 2015 tentang Perubahan Kedua atas Undang-Undang Nomor 23 Tahun 2014 tentang Pemerintahan Daerah. Ayat (11) . . . SK No 156512A

PRESIDEN REPUBLIK INDONESIA —13—Ayat (11) Cukup jelas. Ayat (12) Cukup jelas. Ayat (13) Cukup jelas. Ayat (14) Cukup jelas. Ayat (15) Cukup jelas. Pasal 11 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Proporsi pagu DAU daerah provinsi dan daerah kabupaten/kota dibagi menjadi beberapa kelompok berdasarkan karakteristik tertentu, meliputi wilayah: a. Sumatera; b. Jawa dan Bali; c. Kalimantan dan Sulawesi; dan d. Nusa Tenggara, Maluku dan Papua. Proporsi DAU daerah provinsi untuk masing-masing kelompok dihitung berdasarkan faktor jumlah penduduk dan luas wilayah provinsi dengan mempertimbangkan pagu DAU daerah provinsi untuk masing-masing kelompok tahun anggaran sebelumnya. Proporsi DAU daerah kabupaten/ kota untuk masing-masing kelompok dihitung berdasarkan faktor jumlah penduduk dan luas wilayah kabupaten/kota dengan mempertimbangkan pagu DAU daerah kabupaten/kota untuk masing-masing kelompok tahun anggaran sebelumnya. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) . . . SK No 156513 A

PRESIDEN REPUBLIK INDONESIA —14—Ayat (6) Kebutuhan pendanaan daerah dalam rangka penyelenggaraan Urusan Pemerintahan dihitung berdasarkan perkiraan satuan biaya dikalikan dengan jumlah unit target layanan untuk tiap- tiap urusan dan dikalikan dengan faktor penyesuaian, serta mempertimbangkan kebutuhan dasar penyelenggaraan pemerintahan. Kebutuhan dasar penyelenggaraan pemerintahan memperhitungkan antara lain kebutuhan penggajian Aparatur Sipil Negara di pemerintah daerah. Penyelenggaraan urusan pemerintahan antara lain Urusan Pemerintahan di bidang pendidikan, kesehatan, pekerjaan umum, dan layanan umum. Urusan Pemerintahan di bidang pendidikan, kesehatan, dan pekerjaan umum sesuai dengan ketentuan peraturan perundang- undangan. Urusan Pemerintahan di bidang layanan umum meliputi semua Urusan Pemerintahan di luar urusan pemerintahan bidang pendidikan, kesehatan, dan pekerjaan umum. Satuan biaya dihitung dengan memperhitungkan biaya investasi dalam rangka penyelenggaraan Urusan Pemerintahan yang dihitung berdasarkan rerata 3 (tiga) tahun Belanja Daerah untuk Urusan Pemerintahan dibagi dengan rerata 3 (tiga) tahun jumlah unit target layanan pada urusan yang bersangkutan. Faktor penyesuaian dihitung berdasarkan penjumlahan antara lain luas wilayah, kepadatan penduduk, indeks kemahalan konstruksi dan variabel karakteristik wilayah dengan bobot tertentu. Variabel karakteristik wilayah yang diperhitungkan antara lain karakteristik daerah kepulauan, daerah pariwisata, daerah konservasi hutan, dan daerah ketahanan pangan. Bobot perhitungan untuk luas wilayah, indeks kemahalan konstruksi dan masing-masing variabel karakteristik wilayah ditetapkan oleh Menteri Keuangan. Ayat (7) Potensi Pendapatan Asli Daerah mempertimbangkan antara lain faktor Produk Domestik Regional Bruto dan Pendapatan Asli Daerah tahun-tahun sebelumnya. Potensi Pendapatan Asli Daerah tidak termasuk Pendapatan Asli Daerah yang dibagihasilkan. Data . . . SK No 156514A

PRESIDEN REPUBLIK INDONESIA —15—Data DBH yang digunakan adalah data alokasi tahun sebelumnya, tidak termasuk DBH yang penggunaannya telah ditentukan. Data DAK Nonfisik yang digunakan adalah data alokasi DAK Nonfisik sektor pendidikan dan sektor kesehatan tahun sebelumnya. Ayat (8) Penyesuaian dilakukan agar tidak terdapat daerah yang mengalami penurunan alokasi DAU dibandingkan alokasi DAU tahun sebelumnya. Ayat (9) Bagian DAU yang ditentukan penggunaannya untuk urusan layanan umum pada daerah provinsi/kabupaten/kota dipergunakan untuk mendukung penggajian Pegawai Pemerintah dengan Perjanjian Kerja Daerah sebesar Rp25.741.997.004.000,00 (dua puluh lima triliun tujuh ratus empat puluh satu miliar sembilan ratus sembilan puluh tujuh juta empat ribu rupiah), dan pada daerah kabupaten/kota dipergunakan untuk mendukung pembangunan sarana dan prasarana, pemberdayaan masyarakat di kelurahan, serta kegiatan prioritas lainnya sebesar Rpl.669.979.718.000,00 (satu triliun enam ratus enam puluh sembilan miliar sembilan ratus tujuh puluh sembilan juta tujuh ratus delapan belas ribu rupiah). Ayat (10) Cukup jelas. Ayat (11) Jumlah alokasi DAU provinsi di wilayah Papua yang dialihkan kepada kabupaten/kota di wilayah masing-masing sebesar 50% (lima puluh persen) dari alokasi DAU bidang Pendidikan. Pembagian alokasi DAU dari pengalihan alokasi DAU bidang Pendidikan provinsi di wilayah Papua untuk setiap kabupaten/kota dihitung secara proporsional berdasarkan jumlah siswa Sekolah Menengah Atas dan Sekolah Menengah Kejuruan pada masing-masing kabupaten/kota. Ayat (12) Cukup jelas. Ayat (13) Cukup jelas. Pasal 12 Ayat (1) Cukup jelas. Ayat (2) . . . SK No 156515 A

PRESIDEN REPUBLIK INDONESIA —16—Ayat (2) Pengalokasian DAK fisik bertujuan untuk membantu daerah tertentu, mendanai kebutuhan sarana dan prasarana pelayanan dasar masyarakat, dan percepatan pembangunan daerah dan pencapaian sasaran prioritas nasional. Ayat (3) Yang dimaksud dengan ?kebijakan aflrmatif? adalah kebijakan yang diarahkan untuk mempercepat dan memperkuat pembangunan dan perekonomian daerah. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Ayat (7) Cukup jelas. Ayat (8) Dana Bantuan Operasional Satuan Pendidikan terdiri atas dana bantuan operasional sekolah, dana bantuan operasional penyelenggaraan pendidikan anak usia dini, dan dana bantuan operasional penyelenggaraan pendidikan kesetaraan. Dana Tunjangan Guru Aparatur Sipil Negara Daerah terdiri atas Dana Tunjangan Profesi Guru Aparatur Sipil Negara Daerah, Dana Tambahan Penghasilan Guru Aparatur Sipil Negara Daerah, dan Dana Tunjangan Khusus Guru Aparatur Sipil Negara Daerah di daerah khusus. Dana bantuan operasional kesehatan terdiri atas dana bantuan operasional kesehatan dinas dan dana bantuan operasional kesehatan puskesmas. Ayat (9) Cukup jelas. Pasal 13 Cukup jelas. Pasal 14 . . . SK No 156516A

PRESIDEN REPUBLIK INDONESIA —17—Pasal 14 Ayat (1) Huruf a Dana Desa dialokasikan kepada 74.954 (tujuh puluh empat ribu sembilan ratus lima puluh empat) desa di 434 (empat ratus tiga puluh empat) kabupaten/kota berdasarkan data jumlah desa dari Kementerian Dalam Negeri. Huruf b Kebijakan Pemerintah antara lain berupa burden sharing pendanaan. Ayat (2) Huruf a Cukup jelas. Huruf b Yang dimaksud dengan ?desa tertinggal dan desa sangat tertinggal? adalah status desa yang ditetapkan oleh Kementerian Desa, Pembangunan Daerah Tertinggal dan Transmigrasi. Yang dimaksud dengan ?desa tertinggal dan desa sangat tertinggal dengan jumlah penduduk miskin tinggi? adalah desa tertinggal dan desa sangat tertinggal yang memiliki jumlah penduduk miskin atau persentase penduduk miskin terbanyak yang berada pada kelompok desa desil ke 5 (lima), 6 (enam), 7 (tujuh), 8 (delapan), 9 (sembilan), dan 10 (sepuluh) berdasarkan perhitungan yang dilakukan oleh Direktorat Jenderal Perimbangan Keuangan. Huruf c Yang dimaksud dengan ?desa dengan kinerja terbaik? adalah desa yang memiliki hasil penilaian kinerja terbaik di masing-masing kabupaten/kota. Penilaian kinerja berdasarkan kriteria utama dan kriteria kinerja antara lain: 1. pengelolaan keuangan desa; 2. pengelolaan Dana Desa; 3. capaian keluaran (output) Dana Desa; dan 4. capaian hasil (outcome) pembangunan desa. Huruf d Data jumlah desa, jumlah penduduk desa, angka kemiskinan desa, luas wilayah desa, dan tingkat kesulitan geografis desa bersumber dari kementerian terkait dan/atau lembaga yang menyelenggarakan urusan pemerintahan di bidang statistik. Dalam . . . SK No 156517A

PRESIDEN REPUBLIK INDONESIA —18—Dalam hal data tidak tersedia, terdapat anomali data, atau data tidak memadai, penghitungan Dana Desa dilakukan berdasarkan: a. data yang digunakan dalam penghitungan Dana Desa tahun sebelumnya; b. menggunakan rata-rata data desa dalam satu kecamatan dimana desa tersebut berada; c. menggunakan data hasil pembahasan dengan kementerian negara/lembaga penyedia data, dan/atau d. melakukan penyesuaian data dengan menggunakan data yang digunakan pada penghitungan Dana Desa tahun sebelumnya dan/atau data yang dirilis pada laman kementerian negara/lembaga penyedia data terkait. Ayat (3) Yang dimaksud dengan ?kriteria tertentu? antara lain penetapan peraturan desa mengenai anggaran pendapatan dan belanja desa tahun anggaran berjalan tepat waktu. Ayat (4) Cukup jelas. Ayat (5) Yang dimaksud dengan ?penyaluran dari Rekening Kas Umum Negara ke Rekening Kas Desa melalui Rekening Kas Umum Daerah? adalah penyaluran Dana Desa dari Rekening Kas Umum Negara ke Rekening Kas Umum Daerah dan dari Rekening Kas Umum Daerah ke Rekening Kas Desa yang dilakukan pada tanggal yang sama. Dalam hal terdapat permasalahan desa yang mendapat Dana Desa atau kepala desa menyalahgunakan Dana Desa, Menteri Keuangan dapat melakukan penghentian penyaluran Dana Desa. Ayat (6) Huruf a Cukup jelas. Huruf b Yang dimaksud dengan ?sektor prioritas di desa? antara lain bantuan permodalan kepada Badan Usaha Milik Desa, program kesehatan termasuk penanganan stunting, program ketahanan pangan dan hewani termasuk pembangunan lumbung pangan desa, dan pariwisata skala desa sesuai dengan potensi dan karakteristik desa. Huruf c . . . SK No l56518A

PRESIDEN REPUBLIK INDONESIA —19—Huruf c Cukup jelas. Ayat (7) Materi muatan Peraturan Menteri Keuangan antara lain penganggaran, pengalokasian, penyaluran, penggunaan, penatausahaan, pertanggungjawaban dan pelaporan, pemantauan dan evaluasi, dan sanksi administrasi, serta penetapan rincian Dana Desa setiap desa. Pasal 15 Cukup jelas. Pasal 16 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Perhitungan proporsional pengalokasian anggaran TKD antara lain dihitung berdasarkan jumlah penduduk, jumlah Orang Asli Papua, luas wilayah, jumlah target layanan, lokasi; dan/atau status daerah penghasil DBH. Alokasi DBH untuk provinsi daerah pemekaran di wilayah Papua dihitung secara proporsional berdasarkan luas wilayah, kecuali untuk DBH PPh dihitung secara proporsional berdasarkan jumlah penduduk. Alokasi DBH untuk kabupaten/kota di wilayah Papua dihitung berdasarkan pembagian wilayah provinsi sebelum pemekaran. Pembagian secara proporsional alokasi DAU daerah induk dengan daerah pemekaran dihitung berdasarkan jumlah penduduk, luas wilayah dan jumlah target layanan urusan pemerintahan yang diperhitungkan dalam pengalokasian DAU. Yang dimaksud dengan ?lokasi? termasuk letak lokasi kegiatan DAK Fisik. Perhitungan proporsional pengalokasian anggaran TKD untuk Dana Otonomi Khusus dan DTI dengan ketentuan: a. Alokasi Dana Otonomi Khusus dan DTI antarprovinsi daerah baru beserta provinsi induk dihitung secara proporsional dari bagian alokasi Dana Otonomi Khusus dan DTI antarprovinsi daerah induk memperhatikan variabel jumlah penduduk, luas wilayah darat dan laut, jumlah Orang Asli Papua, dan jumlah kabupaten / kota; b. pembagian . . . SK No 156519A

PRESIDEN REPUBLIK INDONESIA —20—b. pembagian alokasi Dana Otonomi Khusus antara bagian provinsi dan bagian agregat kabupaten/ kota di provinsi baru adalah sebesar 30% (tiga puluh persen) dari pagu alokasi Dana Otonomi Khusus antarprovinsi untuk bagian provinsi dan sebesar 70% (tujuh puluh persen) dari pagu alokasi Dana Otonomi Khusus antarprovinsi untuk bagian agregat kabupaten / kota; c. pembagian alokasi DTI antara bagian provinsi dan bagian agregat kabupaten/kota dilakukan berdasarkan proporsi alokasi DTI bagian provinsi dan bagian agregat kabupaten/kota provinsi induk; d. penghitungan alokasi Dana Otonomi Khusus dan DTI antarkabupaten/kota menggunakan variabel sebagaimana dimaksud dalam Peraturan Menteri Keuangan terkait pengelolaan penerimaan dalam rangka otonomi khusus sepanjang data tersedia dan dapat diperoleh dari instansi yang berwenang; dan e. dalam hal pada tahun 2022 terdapat provinsi baru yang diundangkan setelah ditetapkannya Undang-Undang APBN Tahun Anggaran 2023, alokasi Dana Otonomi Khusus dan DTI provinsi induk akan disesuaikan dengan perhitungan sebagaimana dimaksud pada huruf (a) sampai dengan huruf (d). Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Pasal 17 Ayat (1) Huruf a Cukup jelas. Huruf b Cukup jelas. Huruf c Cukup jelas. Huruf d Yang dimaksud dengan ?anggaran yang diwajibkan dalam peraturan perundang-undangan? antara lain kewajiban anggaran pendidikan, anggaran kesehatan, alokasi Dana Desa, dan iuran jaminan kesehatan. Ayat (2) . . . SK No 156520A

PRESIDEN REPUBLIK INDONESIA —21—Ayat (2) Cukup jelas. Pasal 18 Ayat (1) Cukup jelas. Ayat (2) Program Pengelolaan Subsidi dilaksanakan secara efektif, efisien, dan tepat sasaran guna memberikan manfaat yang optimal bagi pengentasan kemiskinan dan ketimpangan pendapatan masyarakat. Ayat (3) Yang dimaksud dengan ?asumsi dasar ekonomi makro? adalah harga minyak mentah dan nilai tukar rupiah. Yang dimaksud dengan ?parameter? adalah semua variabel yang memengaruhi perhitungan subsidi, antara lain: besaran subsidi harga, volume konsumsi bahan bakar minyak bersubsidi, volume konsumsi LPG tabung 3 kg, Harga Indeks Pasar LPG tabung 3 kg, volume penjualan listrik bersubsidi, dan volume pupuk bersubsidi. Dalam rangka melaksanakan program pengelolaan subsidi yang lebih tepat sasaran mulai tahun 2023, Pemerintah dapat mengarahkan pelaksanaan subsidi LPG dan listrik dengan berbasis data terpadu kesejahteraan sosial secara bertahap. Ayat (4) Cukup jelas. Pasal 19 Ayat (1) Kenaikan PNBP sumber daya alam yang dibagihasilkan dan diperhitungkan dengan persentase tertentu atas peningkatan belanja subsidi energi dan/atau kompensasi, tidak dibagihasilkan ke daerah dan tidak diperhitungkan sebagai kurang bayar DBH. Ayat (2) Cukup jelas. Pasal 20 Cukup jelas. Pasal 21. SK No 156521A

PRESIDEN REPUBLIK INDONESIA —22—Pasal 21 Ayat (1) Huruf a Perubahan anggaran belanja yang bersumber dari PNBP yang merupakan penggunaan PNBP melebihi target yang telah ditetapkan, dilakukan analisis kebutuhan riil kementerian negara/lembaga oleh Kementerian Keuangan dengan memperhatikan fleksibilitas instansi pemerintah yang menerapkan Pola Pengelolaan Keuangan Badan Layanan Umum. Dalam hal realisasi PNBP yang melampaui target penerimaan dalam APBN, dapat digunakan untuk belanja dengan ketentuan sebagai berikut: 1. digunakan untuk belanja kementerian negara/lembaga tertentu paling tinggi sebesar 7,5% (tujuh koma lima persen) dari tambahan realisasi penerimaan PNBP dalam APBN; atau 2. digunakan untuk belanja kementerian negara/lembaga tertentu lebih dari 7,5% (tujuh koma lima persen) dari tambahan realisasi penerimaan PNBP dalam APBN, setelah berkonsultasi dengan Dewan Perwakilan Rakyat dalam hal ini Badan Anggaran Dewan Perwakilan Rakyat. Ketentuan tersebut di atas dikecualikan untuk PNBP yang diperoleh dari layanan yang membutuhkan biaya untuk pelaksanaan layanan berkenaan antara lain pendidikan, kesehatan, pelatihan nonfungsional, diklat kepemimpinan, PNBP dari penggunaan dan pemanfaatan BMN, pengelolaan dana, dan satker dengan pengelolaan keuangan Badan Layanan Umum. Realisasi penggunaan PNBP dilaporkan kepada Badan Anggaran secara triwulanan. Huruf b Cukup jelas. Huruf c Pinjaman baru termasuk pinjaman yang diteruspinjamkan dan/atau diterushibahkan. Huruf d Cukup jelas. Huruf e Cukup jelas. Huruf f . . . SK No 156522 A

PRESIDEN REPUBLIK INDONESIA —23—Huruf f Perubahan anggaran dimaksud dapat bersumber dari: 1. rupiah murni; 2. pinjaman; 3. hibah; 4. sisa klaim asuransi BMN; dan/atau 5. penerimaan lain yang sah. Huruf g Perubahan anggaran cadangan kompensasi dalam program belanja dilakukan berdasarkan perubahan asumsi dasar ekonomi makro, perubahan parameter, perubahan kebijakan, dan/atau pembayaran kewajiban kompensasi tahun-tahun sebelumnya. Huruf h Cukup jelas. Huruf i Cukup jelas. Huruf j Cukup jelas. Huruf k Cukup jelas. Huruf 1 Yang dimaksud dengan ?ineligible expenditure? adalah pengeluaran-pengeluaran yang tidak diperkenankan dibiayai dari dana pinjaman/hibah luar negeri karena tidak sesuai dengan kesepakatan dalam Perjanjian Pinjaman dan/atau Hibah Luar Negeri. Huruf m Cukup jelas. Huruf n Cukup jelas. Huruf o Cukup jelas. Ayat (2) Pinjaman baru merupakan pinjaman yang dilakukan Pemerintah setelah Undang-Undang tentang APBN Tahun Anggaran 2023 diundangkan. Pinjaman . . . SK No 155523 A

PRESIDEN REPUBLIK INDONESIA —24—Pinjaman baru setelah penetapan Undang-Undang tentang APBN Tahun Anggaran 2023 dapat berupa pinjaman luar negeri kegiatan dan pinjaman dalam negeri termasuk pinjaman yang diteruspinjamkan dan/atau diterushibahkan. Ayat (3) Yang dimaksud dengan ?perubahan pagu Pemberian Pinjaman? adalah peningkatan pagu Pemberian Pinjaman akibat adanya lanjutan Pemberian Pinjaman yang bersifat tahun jamak, percepatan penarikan Pemberian Pinjaman yang sudah disetujui dalam rangka mengoptimalkan pemanfaatan Pemberian Pinjaman dan/atau penambahan pagu Pemberian Pinjaman untuk penerbitan Surat Perin tah Pembukuan/Pengesahan atas transaksi dokumen bukti penarikan pinjaman dan/atau hibah yang dikeluarkan oleh pemberi pinjaman dan/atau hibah (Notice of Disbursement-NOD). Perubahan pagu Pemberian Pinjaman tersebut tidak termasuk Pemberian Pinjaman baru yang belum dialokasikan dalam APBN Tahun Anggaran 2023. Yang dimaksud dengan ?closing date? adalah tanggal batas akhir penarikan dana pinjaman/hibah luar negeri melalui penerbitan Surat Perintah Pencairan Dana oleh Kantor Pelayanan Perbendaharaan Negara. Ayat (4) Perubahan pagu ini dipergunakan untuk penerbitan Surat Perintah Pembukuan/Pengesahan atas transaksi dokumen bukti penarikan Pinjaman dan/atau Hibah yang dikeluarkan oleh pemberi Pinjaman dan/atau Hibah (Notice ofDisbursement-NOD). Ayat (5) Yang dimaksud dengan ?uang muka kontrak kegiatan yang dibiayai pinjaman luar negeri? adalah Alokasi Rupiah Murni yang wajib disediakan pemerintah dalam Daftar Isian Pelaksanaan Anggaran Kementerian Negara/Lembaga Pengguna Pinjaman Luar Negeri, untuk membayar sejumlah tertentu kepada penyedia barang dan/atau jasa sebagai salah satu persyaratan pengefektifan kontrak. Tanpa pembayaran uang muka, pinjaman luar negeri yang perjanjian pinjamannya telah ditandatangani tidak dapat dicairkan. Ayat (6) Cukup jelas. Ayat (7) Cukup jelas. Pasal 22 . . . SK No 156524A

PRESIDEN REPUBLIK INDONESIA —25—Pasal 22 Ayat (1) Pemberian hibah kepada pemerintah asing/lembaga asing dilakukan dalam bentuk uang tunai dan/atau uang untuk membiayai kegiatan. Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Ayat (4) Pemerintah dapat memberikan hibah kepada pemerintah daerah antara lain dalam rangka penanggulangan bencana. Anggaran pemberian hibah dapat bersumber dari realokasi anggaran kegiatan kementerian negara/lembaga yang sudah menjadi kewenangan pemerintah daerah. Pasal 23 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Pos pembiayaan untuk dana abadi di bidang pendidikan antara lain untuk: a. dana abadi pendidikan yang di dalamnya termasuk dana abadi pesantren; b. dana abadi penelitian; c. dana abadi kebudayaan; dan d. dana abadi perguruan tinggi. Dana abadi pendidikan, dana abadi penelitian, dan dana abadi perguruan tinggi dikelola oleh Lembaga Pengelola Dana Pendidikan sebagai endowment fund. Dana abadi pendidikan yang di dalamnya termasuk dana abadi pesantren merupakan dana yang diakumulasikan dalam bentuk dana abadi yang berasal dari alokasi anggaran pendidikan tahun- tahun sebelumnya sebagai dana abadi pendidikan. Hasil . . . SK No 156525 A

PRESIDEN REPUBLIK INDONESIA —26—Hasil pengelolaan dana abadi pendidikan dimaksud digunakan untuk menjamin keberlangsungan program pendidikan bagi generasi berikutnya termasuk pendidikan pesantren dan pendidikan keagamaan sebagai bentuk pertanggungjawaban antargenerasi. Bentuk, skema, dan cakupan bidang pendidikan yang di dalamnya termasuk dana abadi pesantren dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. Dana abadi penelitian merupakan dana yang diakumulasikan dalam bentuk dana abadi yang hasil kelolaannya digunakan dalam rangka penelitian, pengemban gan, pengkajian, dan penerapan untuk menghasilkan invensi dan inovasi. Bentuk, skema, dan cakupan bidang penelitian, pengembangan, pengkajian, dan penerapan untuk menghasilkan invensi dan inovasi dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. Dana abadi kebudayaan merupakan dana yang diakumulasikan dalam bentuk dana abadi yang hasil kelolaannya digunakan untuk mendukung kegiatan terkait pemajuan kebudayaan. Bentuk, skema, dan cakupan bidang kebudayaan dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. Dana abadi perguruan tinggi merupakan dana yang diakumulasikan dalam bentuk dana abadi yang hasil kelolaannya digunakan untuk mendukung pengembangan perguruan tinggi kelas dunia di perguruan tinggi terpilih. Bentuk, skema, dan cakupan bidang pengembangan perguruan tinggi dilaksanakan sesuai dengan ketentuan peraturan perundang-undangan. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Pasal 24 Ayat (1) Cukup jelas. Ayat (2) Huruf a Cukup jelas. Huruf b . . . SK No 156526A

PRESIDEN REPUBLIK INDONESIA —27—Huruf b Dalam pelaksanaan PMN, Komisi yang membidangi urusan keuangan negara pada Dewan Perwakilan Rakyat melakukan pendalaman dalam waktu paling lama 60 (enam puluh) hari kerja sejak Undang-Undang ini ditetapkan. Huruf c Cukup jelas. Huruf d Cukup jelas. Huruf e Cukup jelas. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Pasal 25 Ayat (1) Yang dimaksud dengan ?peraturan perundang-undangan mengenai penanganan pandemi Corona Virus Disease 2019 (COVID-19)? adalah Undang-Undang Nomor 2 Tahun 2020 tentang Penetapan Peraturan Pemerintah Pengganti Undang- Undang Nomor 1 Tahun 2020 tentang Kebijakan Keuangan Negara dan Stabilitas Sistem Keuangan untuk Penanganan Pandemi Corona Virus Disease 2019 (COVID-19) dan/atau dalam Rangka Menghadapi Ancaman yang Membahayakan Perekonomian Nasional dan/atau Stabilitas Sistem Keuangan Menjadi Undang-Undang beserta peraturan lainnya yang terkait. Ancaman yang membahayakan perekonomian nasional dan/atau stabilitas sistem keuangan termasuk kondisi geopolitik yang berdampak terhadap perekonomian global dan domestik. Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Pasal 26 . . . SK No 156527A

PRESIDEN REPUBLIK INDONESIA —28—Pasal 26 Ayat (1) Yang dimaksud dengan ?kegiatan prioritas? antara lain untuk pembangunan Ibu Kota Nusantara/sentra pertumbuhan ekonomi baru dan/atau tahapan pelaksanaan pemilihan umum. Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Pasal 27 Cukup jelas. Pasal 28 Ayat (1) Yang dimaksud dengan ?defisit? adalah defisit sebagaimana ditetapkan dalam Undang-Undang Nomor 17 Tahun 2003 tentang Keuangan Negara. Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Pasal 29 Cukup jelas. Pasal 30 Ayat (1) Pelaksanaan lanjutan kegiatan/proyek tersebut pada Tahun Anggaran 2023 termasuk dalam rangka penyelesaian kegiatan/proyek yang diberikan penambahan waktu sebagai dampak pandemi Corona Virus Disease 2019 (COVID-19). Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Pasal 31. SK No 156528 A

PRESIDEN REPUBLIK INDONESIA —29—Pasal 31 Ayat (1) Yang dimaksud dengan ?krisis pasar SBN domestik? adalah kondisi krisis pasar SBN berdasarkan indikator Protokol Manajemen Krisis (Crisis Management Protocol-CMP) pasar Surat Berharga Negara yang ditetapkan oleh Menteri Keuangan. Penggunaan dana SAL untuk melakukan stabilisasi pasar SBN dapat dilakukan apabila kondisi pasar SBN telah ditetapkan oleh Menteri Keuangan pada level krisis. Krisis di pasar SBN tersebut dapat memicu krisis di pasar keuangan secara keseluruhan, mengingat sebagian besar lembaga keuangan memiliki SBN. Situasi tersebut juga dapat memicu krisis fiskal, apabila Pemerintah harus melakukan upaya penyelamatan lembaga keuangan nasional. Stabilisasi pasar SBN domestik dilakukan melalui pembelian SBN di pasar sekunder oleh Menteri Keuangan. Ayat (2) Cukup jelas. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Pasal 32 Ayat (1) Huruf a Penggunaan tambahan dana SAL termasuk untuk memenuhi kebutuhan mendesak dan/atau prioritas yang timbul pada tahun anggaran berjalan antara lain untuk menurunkan pembiayaan utang, cadangan belanja Ibu Kota Nusantara/sentra pertumbuhan ekonomi baru, cadangan belanja pemilihan umum, cadangan kompensasi, cadangan kurang bayar DBH, dan/atau cadangan kurang bayar subsidi. Huruf b Cukup jelas. Huruf c Cukup jelas. Huruf d . . . SK No 156529A

PRESIDEN REPUBLIK INDONESIA —30—Huruf d Khusus untuk pemanfaatan saldo kas Badan Layanan Umum dilakukan dengan mempertimbangkan operasional dan manajemen kas Badan Layanan Umum. Huruf e Yang dimaksud dengan ?penyesuaian Belanja Negara? termasuk melakukan pengutamaan penggunaan anggaran yang disesuaikan secara otomatis (automatic adjustment), realokasi anggaran, pemotongan anggaran Belanja Negara, penyesuaian pagu, dan/atau pergeseran anggaran antarprogram. Ayat (2) Cukup jelas. Ayat (3) Perubahan komposisi instrumen pembiayaan utang meliputi perubahan SBN neto, penarikan Pinjaman Dalam Negeri, dan/atau penarikan Pinjaman Luar Negeri. Penarikan Pinjaman Luar Negeri meliputi penarikan Pinjaman Tunai dan Pinjaman Kegiatan. Dalam hal Pinjaman Luar Negeri dan/atau Pinjaman Dalam Negeri tidak tersedia dapat digantikan dengan penerbitan SBN atau sebaliknya dalam rangka menjaga ketahanan ekonomi dan fiskal. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Pasal 33 Ayat (1) Ancaman yang membahayakan perekonomian nasional dan/atau stabilitas sistem keuangan termasuk dampak dari pandemi Corona Virus Disease 2019 (COVID-19) dan/atau kondisi geopolitik yang berdampak terhadap perekonomian global dan domestik. Termasuk . . . SK No 156530A

PRESIDEN REPUBLIK INDONESIA —31—Termasuk langkah kebijakan yang dapat ditempuh untuk menghadapi ancaman perekonomian dan/atau stabilitas sistem keuangan tersebut antara lain melakukan penyesuaian besaran Pendapatan Negara, Belanja Negara dan/atau Pembiayaan Anggaran. Ayat (2) Cukup jelas. Pasal 34 Ayat (1) Pemenuhan pembiayaan APBN Tahun Anggaran 2023 dapat juga berasal dari hasil penerbitan SBN dalam triwulan IV Tahun 2022, dalam hal perkiraan realisasi penerimaan negara dan/atau perkiraan realisasi pengeluaran negara tidak sesuai dengan target Tahun 2022. Ayat (2) Cukup jelas. Pasal 35 Cukup jelas. Pasal 36 Cukup jelas. Pasal 37 Ayat (1) Saldo kas pada Badan Layanan Umum dialokasikan sebagai penerimaan pembiayaan lainnya untuk dapat menjadi anggaran dan/atau tambahan anggaran pengeluaran pembiayaan investasi pada Bagian Anggaran Bendahara Umum Negara Pengelolaan Investasi Pemerintah. Ayat (2) Cukup jelas. Pasal 38 Ayat (1) Cukup jelas. Ayat (2) . . . SK No 155531A

PRESIDEN REPUBLIK INDONESIA —32—Ayat (2) Mekanisme pengesahan belanja modal merupakan pertanggungjawaban penggunaan dana cadangan/dana jangka panjang pada Badan Layanan Umum Lembaga Manajemen Aset Negara. Ayat (3) Mekanisme pengesahan belanja merupakan pertanggungjawaban penggunaan dana cadangan/dana jangka panjang pada Badan Layanan Umum Badan Pengelola Dana Lingkungan Hidup. Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Pasal 39 Cukup jelas. Pasal 40 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Yang dimaksud dengan ?BMN? berupa tanah dan/atau bangunan serta selain tanah dan/atau bangunan. Penetapan BPYBDS sebagai PMN pada Badan Usaha Milik Negara antara lain BPYBDS sebagaimana tercatat dalam laporan keuangan PT Pertamina (Persero) yang telah diserahterimakan oleh Kementerian Perhubungan untuk menjadi tambahan PMN bagi PT Pertamina (Persero). Ayat (4) Cukup jelas. Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Ayat (7) . . . SK No 156532 A

PRESIDEN REPUBLIK INDONESIA —33—Ayat (7) Terhadap penambahan PMN sebagaimana dimaksud pada ayat (1), ayat (3), dan ayat (5), serta pemberian PMN sebagaimana dimaksud pada ayat (6), Komisi yang membidangi urusan keuangan negara pada Dewan Perwakilan Rakyat melakukan pendalaman dalam waktu paling lama 60 (enam puluh) hari kerja sejak diajukan permohonan penjadwalan rapat kerja pendalaman oleh Pemerintah. Dalam hal pendalaman sebagaimana dimaksud di atas, karena satu dan lain hal belum dapat dilakukan, Pemerintah dapat mengambil langkah-langkah PMN sesuai dengan ketentuan peraturan perundang-undangan, serta melaporkan langkah- langkah tersebut dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. Pasal 41 Cukup jelas. Pasal 42 Ayat (1) Ketentuan mengenai penjaminan Pemerintah untuk masing- masing program diatur dalam ketentuan peraturan perundang- undangan. Ayat (2) Huruf a Cukup jelas. Huruf b Cukup jelas. Huruf c Pelaksanaan penjaminan infrastruktur dalam proyek kerja sama Pemerintah dengan badan usaha yang dibatasi pada proyek kerja sama Pemerintah dengan badan usaha dengan penanggung jawab proyek kerja sama adalah pemerintah daerah, Badan Usaha Milik Negara, dan Badan Usaha Milik Daerah. Huruf d Cukup jelas. Huruf e Cukup jelas. Huruf f . . . SK No 156533 A

PRESIDEN REPUBLIK INDONESIA —34—Huruf f Cukup jelas. Huruf g Pemberian jaminan Pemerintah Pusat untuk percepatan pelaksanaan proyek strategis nasional dibatasi hanya pada proyek strategis nasional yang telah memperoleh surat jaminan oleh Pemerintah sebagaimana diatur dengan Peraturan Menteri Keuangan mengenai tata cara pemberian jaminan Pemerintah Pusat untuk percepatan pelaksanaan proyek strategis nasional. Huruf h Pemberian jaminan Pemerintah untuk percepatan pembangunan infrastruktur ketenagalistrikan dibatasi hanya pada proyek yang telah memperoleh jaminan pinjaman oleh Pemerintah kepada kreditur sehubungan dengan pembayaran kembali pinjaman PT Perusahaan Listrik Negara (Persero) selaku pelaksana penugasan pembangunan infrastruktur kelistrikan. Ayat (3) Cukup jelas. Ayat (4) Pembentukan rekening dana cadangan penjaminan Pemerintah ditujukan terutama untuk menghindari pengalokasian anggaran kewajiban penjaminan Pemerintah dalam jumlah besar dalam satu tahun anggaran di masa yang akan datang, menjamin ketersediaan dana yang jumlahnya sesuai kebutuhan, menjamin pembayaran klaim secara tepat waktu dan memberikan kepastian kepada pemangku kepentingan (termasuk kreditur/investor). Ayat (5) Cukup jelas. Ayat (6) Cukup jelas. Ayat (7) Mekanisme pembayaran pengeluaran belanja transaksi khusus atas klaim kewajiban dan/atau penggantian biaya yang timbul dari pelaksanaan kewajiban penjaminan untuk program penjaminan Pemulihan Ekonomi Nasional dilaksanakan melalui pemindahbukuan dana cadangan penjaminan ke rekening kas umum negara dan diperlakukan sebagai penerimaan pembiayaan. Bukti pemindahbukuan dana cadangan penjaminan dijadikan sebagai dasar pagu belanja transaksi khusus dalam penyusunan daftar isian pelaksanaan anggaran. Ayat(8) SK No 156534A

PRESIDEN REPUBLIK INDONESIA —35—Ayat (8) Cukup jelas. Ayat (9) Cukup jelas. Ayat (10) Penempatan dana cadangan ke dalam instrumen investasi Pemerintah dimaksudkan dalam rangka optimalisasi dana cadangan. Ayat (11) Cukup jelas. Pasal 43 Ayat (1) Penyesuaian pembayaran bunga utang dan pengeluaran cicilan pokok utang dengan kebutuhan realisasi pada tahun anggaran berjalan, antara lain dapat disebabkan oleh: 1. Kondisi ekonomi makro yang tidak sesuai dengan kondisi yang diperkirakan pada saat penyusunan APBN Perubahan dan/atau laporan realisasi pelaksanaan APBN Semester Pertama Tahun Anggaran 2023; 2. Dampak dari restrukturisasi utang dalam rangka pengelolaan portofolio utang; 3. Dampak dari percepatan penarikan pinjaman; 4. Dampak dari transaksi Lindung Nilai atas pembayaran bunga utang dan pengeluaran cicilan pokok utang; dan/atau 5. Dampak dari perubahan komposisi instrumen pembiayaan utang. Ayat (2) Pelaksanaan transaksi Lindung Nilai dilaporkan Pemerintah dalam Laporan Keuangan Pemerintah Pusat Tahun 2023. Ayat (3) Cukup jelas. Ayat (4) Kewajiban yang timbul dari transaksi Lindung Nilai bukan merupakan kerugian keuangan negara karena ditujukan untuk melindungi pembayaran bunga utang dan pengeluaran cicilan pokok utang dari risiko fluktuasi mata uang dan tingkat bunga. Selain itu, transaksi Lindung Nilai tidak ditujukan untuk spekulasi mendapatkan keuntungan. Ayat(S) SK No 156535 A

PRESIDEN REPUBLIK INDONESIA —36—Ayat (5) Cukup jelas. Pasal 44 Ayat (1) Cukup jelas. Ayat (2) Pengaturan mengenai penyelesaian piutang instansi Pemerintah termasuk mengenai tata cara dan kriteria penyelesaian piutang eks-Badan Penyehatan Perbankan Nasional. Pasal 45 Cukup jelas. Pasal 46 Ayat (1) Yang dimaksud dengan “keadaan darurat” adalah memburuknya kondisi ekonomi makro dan keuangan yang menyebabkan fungsi dan peran APBN tidak dapat berjalan secara efektif dan efisien, antara lain: a. proyeksi pertumbuhan ekonomi di bawah asumsi dan deviasi asumsi dasar ekonomi makro lainnya secara signifikan; b. proyeksi penurunan pendapatan negara dan/atau meningkatnya belanja negara secara signifikan; c. kenaikan biaya utang, khususnya imbal hasil SBN secara signifikan; dan/atau d. belum berakhirnya pandemi Corona Virus Disease 2019 (COVID-19) yang berdampak pada menurunnya kesehatan masyarakat dan mengancam perekonomian nasional dan/atau stabilitas sistem keuangan. Ayat (2) Cukup jelas. Ayat (3) Yang dimaksud dengan ?karena suatu dan lain hal belum dapat ditetapkan? adalah apabila Badan Anggaran belum dapat melakukan rapat kerja dan/atau mengambil kesimpulan di dalam rapat kerja, dalam waktu 2x24 (dua kali dua puluh empat) jam setelah usulan disampaikan Pemerintah kepada Dewan Perwakilan Rakyat. Yang . . SK No 155536A

PRESIDEN REPUBLIK INDONESIA —37—Yang dimaksud dengan ?langkah-langkah antisipasi? adalah langkah-langkah yang diambil oleh Pemerintah dalam rangka penanganan kondisi darurat termasuk namun tidak terbatas pada langkah-langkah penanganan pandemi Corona Virus Disease 2019 (COVID-19) dan dampaknya terhadap perekonomian dan/atau sektor keuangan dengan mendasarkan pada Undang-Undang Nomor 2 Tahun 2020 tentang Penetapan Peraturan Pemerintah Pengganti Undang-Undang Nomor 1 Tahun 2020 tentang Kebijakan Keuangan Negara dan Stabilitas Sistem Keuangan untuk Penanganan Pandemi Corona Virus Disease 2019 (COVID- 19) dan/atau dalam Rangka Menghadapi Ancaman yang Membahayakan Perekonomian Nasional dan/atau Stabilitas Sistem Keuangan Menjadi Undang-Undang, yang berlaku secara mutatis mutandis untuk menjaga kesinambungan kebijakan Pemerintah yang sudah ditempuh sebelumnya, termasuk namun tidak terbatas pada pelebaran defisit yang melampaui dari besaran defisit yang telah ditetapkan dalam Undang-Undang ini. Ayat (4) Cukup jelas. Pasal 47 Cukup jelas. Pasal 48 Ayat (1) Yang dimaksud dengan “Lembaga Penjamin Simpanan mengalami kesulitan likuiditas” adalah dalam hal perkiraan kas yang dapat diperoleh dari sumber daya keuangan Lembaga Penjamin Simpanan tidak mencukupi pada saat kebutuhan dana harus dipenuhi oleh Lembaga Penjamin Simpanan. Pemberian pinjaman kepada Lembaga Penjamin Simpanan juga dapat dilakukan dalam rangka pelaksanaan Undang-Undang Nomor 2 Tahun 2020 tentang Penetapan Peraturan Pemerintah Pengganti Undang-Undang Nomor 1 Tahun 2020 tentang Kebijakan Keuangan Negara dan Stabilitas Sistem Keuangan untuk Penanganan Pandemi Corona Virus Disease 2019 (COVID-19) dan/atau Dalam Rangka Menghadapi Ancaman yang Membahayakan Perekonomian Nasional dan/atau Stabilitas Sistem Keuangan menjadi Undang-Undang. Ayat (2) . . . SK No 156537A

PRESIDEN REPUBLIK INDONESIA —38—Ayat (2) Penambahan utang antara lain bersumber dari penerbitan SBN. Ayat (3) Cukup jelas. Pasal 49 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Otorita Ibu Kota Nusantara, berdasarkan Undang-Undang mengenai Ibu Kota Negara, mempunyai kedudukan setingkat kementerian. Oleh karena itu, Kepala Otorita Ibu Kota Nusantara berkedudukan sebagai pengguna anggaran/pengguna barang untuk Ibu Kota Nusantara. Dalam rangka mendukung pelaksanaan tugas Otorita Ibu Kota Nusantara untuk melakukan persiapan, pembangunan, dan pemindahan Ibu Kota Negara, serta penyelenggaraan Pemerintahan Daerah Khusus Ibu Kota Nusantara, ditetapkan Bagian Anggaran untuk Otorita Ibu Kota Nusantara guna melaksanakan fungsi sebagai pengguna anggaran/pengguna barang. Ayat (4) Yang dimaksud dengan ?anggaran? adalah anggaran yang bersumber dari APBN dan sumber lainnya sesuai dengan peraturan perundang-undangan. Yang dimaksud dengan ?Dewan Perwakilan Rakyat? adalah komisi yang membidangi keuangan negara dan pembangunan nasional. Ayat (5) Pelaksanaan persiapan dan pelaksanaan pembangunan Ibu Kota Nusantara, dan/atau pemindahan Ibu Kota Negara tersebut juga dilakukan oleh kementerian negara/lembaga sesuai dengan tugas dan fungsinya dengan anggaran yang bersumber dari APBN antara lain Kementerian Pekerjaan Umum dan Perumahan Rakyat, Kementerian Perhubungan, dan kementerian negara/lembaga lainnya. Pasal 50 Cukup jelas. Pasal 51 . . . SK No 156538A

PRESIDEN REPUBLIK INDONESIA —39—Pasal 51 Ayat (1) Cukup jelas. Ayat (2) Cukup jelas. Ayat (3) Pelaksanaan dilakukan secara bertahap. Pasal 52 Ayat (1) Cukup jelas. Ayat (2) Yang dimaksud dengan ?dikelola secara khusus? adalah Dana Bersama Penanggulangan Bencana dapat dikelola oleh unit pengelola Dana Bersama Penanggulangan Bencana dan diperlakukan sebagai pendapatan / penerimaan unit pengelola Dana Bersama Penanggulangan Bencana. Ayat (3) Cukup jelas. Ayat (4) Cukup jelas. Pasal 53 Huruf a Penetapan tingkat kemiskinan sesuai dengan metodologi penghitungan Garis Kemiskinan Nasional yang dilakukan oleh Badan Pusat Statistik. Huruf b Cukup jelas. Huruf c Cukup jelas. Huruf d Cukup jelas. Huruf e Cukup jelas. Pasal 54 . . . SK No 156539A

PRESIDEN REPUBLIK INDONESIA —40—Pasal 54 Cukup jelas. Pasal 55 Cukup jelas. TAMBAHAN LEMBARAN NEGARA REPUBLIK INDONESIA NOMOR 6827 SK No 156828A

PRESIDEN
REPUBLIK INDONESIA

LAMPIRAN I
UNDANG-UNDANG REPUBLIK INDONESIA
NOMOR 28 TAHUN 2022
TENTANG
ANGGARAN PENDAPATAN DAN BELANJA NEGARA
TAHUN ANGGARAN 2023

RINCIAN PEMBIAYAAN ANGGARAN DALAM
ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023

		(Ribu Rupiah)
	ALOKASI PEMBIAYAAN ANGGARAN	**598.151.433.061**
1	**Pembiayaan Utang**	**696.317.641.062**
1.1	Surat Berharga Negara (Neto)	712.938.193.000
1.2	Pinjaman (Neto)	(16.620.551.938)
1.2.1	Pinjaman Dalam Negeri (Neto)	749.450.378
1.2.1.1	Penarikan Pinjaman Dalam Negeri (Bruto)	3.481.576.753
1.2.1.2	Pembayaran Cicilan Pokok Pinjaman Dalam Negeri	(2.732.126.375)
1.2.2	Pinjaman Luar Negeri (Neto)	(17.370.002.316)
1.2.2.1	Penarikan Pinjaman Luar Negeri (Bruto)	62.056.062.121
1.2.2.1.1	Pinjaman Tunai	29.500.000.000
1.2.2.1.2	Pinjaman Kegiatan	32.556.062.121
1.2.2.1.2.1	Pinjaman Kegiatan Pemerintah Pusat	31.490.814.604
1.2.2.1.2.1.1	Pinjaman Kegiatan Kementerian Negara/Lembaga	30.722.095.494
1.2.2.1.2.1.2	Pinjaman Kegiatan Diterushibahkan	768.719.110
1.2.2.1.2.2	Pinjaman Kegiatan kepada Badan Usaha Milik Negara/Pemerintah Daerah	1.065.247.517

1.2.2.2 Pembayaran . . .

SK No 156829 A

PRESIDEN
REPUBLIK INDONESIA

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1.2.2.2	Pembayaran Cicilan Pokok Pinjaman Luar Negeri	(79.426.064.437)
2	**Pembiayaan Investasi**	**(175.955.303.621)**
2.1	Klaster Infrastruktur	(85.318.000.000)
2.2	Klaster Pendidikan	(20.000.000.000)
2.3	Klaster Perlindungan Masyarakat	(4.300.000.000)
2.4	Klaster Pangan dan Lingkungan Hidup	(4.789.910.242)
2.5	Klaster Kerja Sama Internasional	(3.523.940.156)
2.6	Klaster Lainnya	(58.023.453.223)
3	**Pemberian Pinjaman**	**5.284.746.297**
3.1	Pinjaman kepada Badan Usaha Milik Negara/Pemerintah Daerah (Neto)	5.284.746.297
3.1.1	Pinjaman kepada Badan Usaha Milik Negara/Pemerintah Daerah (Bruto)	(1.065.247.517)
3.1.2	Penerimaan Cicilan Pengembalian Pinjaman dari Badan Usaha Milik Negara/Pemerintah Daerah	6.349.993.814
4	**Kewajiban Penjaminan**	**(330.511.505)**
4.1	Penugasan Percepatan Pembangunan Infrastruktur Nasional	(296.151.505)
4.1.1	Percepatan Pembangunan Pembangkit Tenaga Listrik yang Menggunakan Batubara	(7.702.826)
4.1.2	Penjaminan Infrastruktur dalam Proyek Kerjasama Pemerintah dengan Badan Usaha yang Dilakukan melalui Badan Usaha Penjaminan Infrastruktur	(159.828.050)
4.1.3	Pembiayaan Infrastruktur melalui Pinjaman Langsung dari Lembaga Keuangan Internasional kepada Badan Usaha Milik Negara	(6.744.701)
4.1.4	Percepatan Pembangunan Jalan Tol di Sumatera	(96.767.407)

4.1.5 Percepatan . . .

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PRESIDEN
REPUBLIK INDONESIA

- 3 -

4.1.5	Percepatan Penyelenggaraan *Light Rail Transit* /LRT Jabodebek	(18.727.251)
4.1.6	Percepatan Pembangunan Pembangkit Tenaga Listrik 35.000 MW (Infrastruktur Ketenagalistrikan)	(6.381.270)
4.2	Penugasan Penyediaan Pembiayaan Infrastruktur Daerah kepada BUMN	(34.360.000)
5	**Pembiayaan Lainnya**	**72.834.860.828**
5.1	Saldo Anggaran Lebih	70.000.000.000
5.2	Hasil Pengelolaan Aset	609.660.828
5.3	Rekening Pembangunan Hutan	2.225.200.000

PRESIDEN REPUBLIK INDONESIA,

ttd.

JOKO WIDODO

Salinan sesuai dengan aslinya
KEMENTERIAN SEKRETARIAT NEGARA
REPUBLIK INDONESIA
Deputi Bidang Perundang-undangan dan
Administrasi Hukum

Lydia Silvanna Djaman

SK No 156830 A

PRESIDEN REPUBLIK INDONESIA LAMPIRAN II UNDANG-UNDANG REPUBLIK INDONESIA NOMOR 28 TAHUN 2022 TENTANG ANGGARAN PENDAPATAN DAN BELANJA NEGARA TAHUN ANGGARAN 2023 POSTUR APBN TAHUN ANGGARAN 2023 (Ribu Rupiah) A. PENDAPATAN NEGARA 2.463.024.911.395 I. PENERIMAAN DALAM NEGERI 2.462.615.484.395 1. PENERIMAAN PERPAJAKAN 2.021.223.677.000 2. PENERIMAAN NEGARA BUKAN PAJAK 441.391.807.395 II. PENERIMAAN HIBAH 409.427.000 B. BELANJA NEGARA 3.061.176.344.456 I. BELANJA PEMERINTAH PUSAT 2.246.457.850.414 II. TRANSFER KE DAERAH 814.718.494.042 C. KESEIMBANGAN PRIMER (156.751.433.061) D. SURPLUS/ (DEFISIT) ANGGARAN (A—B) (598.151.433.061) % Defisit Anggaran terhadap PDB (2,84) E. PEMBIAYAAN ANGGARAN 598.151.433.061 I. PEMBIAYAAN UTANG 696.317.641.062 II. PEMBIAYAAN SK No 156572 A II. PEMBIAYAAN .

PRESIDEN REPUBLIK INDONESIA II. PEMBIAYAANINVESTASI (17s.9ss.303.62 r) III. PEMBERIAN PINJAMAN 5.284.746.297 IV. KEWAJIBANPENJAMINAN (330.s11.sos) V. PEMBIAYAAN I,AINNYA 72.834.860.828 PRESIDEN REPUBLIK INDONESIA, ttd. JOKO WIDODO Salinan sesuai dengan aslinya KEMENTERIAN SEKRETARIAT NEGARA EPUBLIK INDONESIA g Perundang-undangan dan inistrasi Hukum—SK No 156570A . . SK No 156572 A